Exhibit 4.1

TAM CAPITAL INC.
as Issuer
the GUARANTORS party hereto
THE BANK OF NEW YORK,
as Trustee, Registrar, Transfer Agent and Principal Paying Agent
and
THE BANK OF NEW YORK (LUXEMBOURG) S.A.
as Luxembourg Paying Agent and Transfer Agent

INDENTURE
Dated as of April 25, 2007

7.375% Senior Guaranteed Notes Due 2017

CROSS-REFERENCE TABLE

TIA Sections		Indenture Sections
§ 310	(a)	7.09
	(b)	7.07
§ 311		7.03
§ 312		11.02
§ 313		7.01
§ 314	(a)	4, 4.02
	(c)	11.03
	(e)	11.04
§ 315	(a)	7.01, 7.02
	(b)	7.02, 7.05
	(c)	7.01
	(d)	7.02
	(e)	6.03, 7.02
§ 316	(a)	2.05, 6.02, 6.12, 6.13
	(b)	6.07, 6.08
	(c)	11.02
§ 317	(a)(1)	6.03
	(a)(2)	6.10
	(b)	2.03
§ 318		11.15

i

EXHIBITS:

EXHIBIT A	—	Form of Note
EXHIBIT B	—	Form of Supplemental Indenture
EXHIBIT C	—	Form of Transfer Notice
EXHIBIT D	—	Form of Certificate for Transfer from Restricted Global Note or Certificated Note Bearing a Securities Act Legend to Regulation S Global Note or Certificated Note Not Bearing a Securities Act Legend
EXHIBIT E	—
Form of Transfer Certificate for Transfer from Regulation S Global Note or Certificated Note Not Bearing a Securities Act Legend to Restricted Global Note or Certificated Note Bearing a Securities Act Legend

EXHIBIT F	—	Form of Certificate for Removal of the Securities Act Legend on a Certificated Note

v

     INDENTURE, dated as of April 25, 2007, among TAM CAPITAL INC., an exempted company incorporated with limited liability in the Cayman Islands, as the Company, the GUARANTORS party hereto (the “Guarantors”), THE BANK OF NEW YORK, as Trustee, Registrar, Transfer Agent and Principal Paying Agent and THE BANK OF NEW YORK (LUXEMBOURG) S.A., as Luxembourg Paying Agent and Transfer Agent.
RECITALS
     The Company has duly authorized (i) the issue of 7.375% Senior Guaranteed Notes Due 2017 (the “Initial Notes”), initially in an aggregate principal amount of U.S.$300,000,000, (ii) if and when issued, the Company’s 7.375% Senior Guaranteed Notes Due 2017 that may be issued from time to time in exchange for Initial Notes pursuant to a Registration Rights Agreement, as hereinafter defined (the “Exchange Notes” and, together with the Initial Notes and any Additional Notes, as hereinafter defined, the “Notes”) and (iii) has duly authorized the execution and delivery of this Indenture.
     All things necessary have been done to make the Notes when executed and authenticated and delivered hereunder and duly issued, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company.
     In addition, the Guarantors party hereto have duly authorized the execution and delivery of the Indenture as guarantors of the Notes.
     Each Guarantor has done all things necessary to make the Note Guarantees, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of such Guarantor, and to make the Indenture a valid agreement of such Guarantor.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:
ARTICLE 1
Definitions and Other Provisions of General Application
     Section 1.01 . Definitions.
     “Act,” when used with respect to any Holder, has the meaning specified in Section 1.05.
     “Additional Amounts” has the meaning specified in Section 4.06.
     “Additional Interest” means all amounts, if any, payable pursuant to Section 4.2 hereof or the Registration Rights Agreement.

1

     “Additional Notes” means any notes issued under the Indenture in addition to the Initial Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Initial Notes except for the issue date, issue price and that interest will accrue on the Additional Notes from their date of issuance.
     “Affiliate” means, with respect to any specified Person, (a) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (b) any other Person who is a director or officer (i) of such specified Person, (ii) of any subsidiary of such specified Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Affiliate Transaction” has the meaning specified in Section 4.10.
     “Agents” means each of the Registrar, the Transfer Agents and the Paying Agents, including the Principal Paying Agent, individually, an “Agent.”
     “Applicable Procedures” means the applicable procedures of DTC, Euroclear and Clearstream, Luxembourg, in each case to the extent applicable.
     “Authenticating Agent” has the meaning specified in Section 2.02.
     “Authorized Denomination” has the meaning specified in Section 2.02.
     “Board of Directors” means the Board of Directors of the Company, or any Guarantor, as the case may be, or any committee thereof duly authorized to act on behalf of such Board of Directors.
     “Board Resolution” means a copy of a resolution certified by the Secretary, the Assistant Secretary or another Officer or legal counsel performing corporate secretarial functions of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.
     “Brazil” means the Federative Republic of Brazil.
     “Brazilian Corporation Law” means Brazilian Federal Law No. 6.404/76, as amended from time to time.
     “Brazilian GAAP” means accounting practices prescribed by the Brazilian Corporation Law, the rules and regulations issued by the CVM and the accounting standards issued by the Brazilian Institute of Independent Accountants (Instituto dos Auditores Independentes do Brasil), in each case as in effect from time to time.
     “Business Day” means any day other than a Saturday, a Sunday or a legal holiday in the Cayman Islands, Brazil or the United States or a day on which banking institutions or trust companies are authorized or obligated by law to close in the Cayman Islands, The City of New York, USA or São Paulo, Brazil.
     “Capital Lease Obligations” means, with respect to any Person, any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with Brazilian GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with Brazilian GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
     “Capital Stock” means, with respect to any Person, any and all shares of stock, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting) such person’s equity, including any preferred stock, but excluding any debt securities convertible into or exchangeable for such equity.
     “Cayman Islands” means the Cayman Islands, a British Overseas Territory.
     “Certificated Note” has the meaning specified in Section 2.01.
     “Change of Control” means:
     (i) the direct or indirect sale or transfer of all or substantially all the assets of TAM S.A. to another Person (in each case, unless such other Person is a Permitted Holder); or
     (ii) the consummation of any transaction (including, without limitation, by merger, consolidation, acquisition or any other means) as a result of which any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, other than Permitted Holders) is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of TAM S.A.; or
     (iii) the first day on which a majority of the Board of Directors of TAM S.A. consists of persons who were elected by shareholders who are not Permitted Holders.
     “Clearstream, Luxembourg” means Clearstream Banking, société anonyme, Luxembourg.
     “Closing Date” means April 25, 2007 or such later date on which the Notes are issued hereunder.
     “Company” means TAM Capital Inc. until replaced by a successor thereof, and, thereafter, includes the successor for purposes of any provision contained herein.
     “Company Order” means a written order signed in the name of the Company by an Officer.

     “Comparable Treasury Issue” means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.
     “Comparable Treasury Price” means with respect to any redemption date for notes, the average of two Reference Treasury Dealer Quotations for such redemption date.
     “Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered (which office as of the date of this Indenture is located at 101 Barclay Street, Floor Four East, New York, NY 10286).
     “covenant defeasance option” has the meaning specified in Section 8.01.
     “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any bankruptcy law.
     “CVM” means the Brazilian Securities Commission (Comissão de Valores Mobiliários).
     “Debt” means, with respect to any Person, without duplication:
     (i) the principal of and premium, if any, in respect of (a) indebtedness of such Person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;
     (ii) all Capital Lease Obligations of such Person;
     (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable or other short term obligations to suppliers payable within 180 days, in each case arising in the ordinary course of business);
     (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);
     (v) all Hedging Obligations of such Person;
     (vi) all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee (other than obligations of other Persons that are customers or suppliers of such Person for which such Person is or becomes so responsible or liable in the ordinary course of business to (but only to) the extent that such Person does not, or is not required to, make payment in respect thereof);
     (vii) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and
     (viii) any other obligations of such Person which are required to be, or are in such Person’s financial statements, recorded or treated as debt under Brazilian GAAP.
     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
     “defeasance trust” has the meaning specified in Section 8.02.
     “Depositary” means DTC or any successor depositary for the Notes.
     “DTC” means The Depository Trust Company.
     “Euroclear” means Euroclear Bank S.A./N.V.
     “Event of Default” has the meaning specified in Section 6.01.
     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
     “Exchange Notes” means the Notes issued by the Company and guaranteed by the Guarantors under the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).
     “Exchange Offer” means an offer by the Company to the Holders of the Initial Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.
     “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
     “Facsimile Instruction” shall mean any Written Direction transmitted to the Trustee or any Agent by means of facsimile transmission.
     “Facsimile Signature” shall mean any signature transmitted to the Trustee or any Agent by means of facsimile transmission.

     “Fitch” means Fitch Ratings, Ltd. and its successors.
     “Global Note” means a global note representing the Notes substantially in the form attached hereto as Exhibit A.
     “Governing Document” shall mean any written instrument pursuant to which the Trustee or any Agent acts in any fiduciary or agency capacity on behalf of the Company or on behalf of the Holders.
     “guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take or pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.
     “Guarantor” means (i) each of TAM S.A. and TAM Linhas Aéreas S.A., and (ii) each Person that executes a supplemental indenture in the form of Exhibit B to the Indenture providing for the guaranty of the payment of the Notes, or any successor obligor under the Note Guaranty pursuant to Section 5.01, in each case unless and until such Guarantor is released from its Note Guaranty pursuant to the Indenture.
     “Hedging Agreement” means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates, (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates or (iii) any commodity or raw material futures contract or any other agreement designed to protect against fluctuations in raw material prices.
     “Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.
     “Holder” or “Noteholder” means the Person in whose name a Note is registered in the Register.
     “Incumbency Certificate” shall mean the list of authorized signatories of the Company on file with the Trustee.

     “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the provisions hereof.
     “Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company and the Guarantors relating to the sale of the Initial Notes by the Company.
     “Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.
     “interest” on a Note means the interest on such Note (including any Additional Amounts payable by the Company in respect of such interest).
     “Interest Payment Date” means the Payment Date of an installment of interest on the Notes.
     “issue” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary; and the term “issuance” has a corresponding meaning.
     “Issue Date” means April 25, 2007.
     “legal defeasance option” has the meaning specified in Section 8.01.
     “Lien” means any mortgage, pledge, security interest, encumbrance, conditional sale or other title retention agreement or other similar lien.
     “Maturity” means, when used with respect to any Note, the date on which the outstanding principal of and interest on such Note becomes due and payable as therein or herein provided, whether by declaration of acceleration, call for redemption or otherwise.
     “Note Guaranty” means the guaranty of the Notes by a Guarantor pursuant to this Indenture.
     “Notes” has the meaning specified in the first paragraph of the Recitals in this Indenture and shall be in the form of Note set forth in Exhibit A.
     “Offering Memorandum” means the offering memorandum dated April 20, 2007 relating to the Notes.
     “Officer” means the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company or any Guarantor, as the case may be, or any other Person duly appointed by the shareholders of the Company, or such Guarantor, as the case may be, or the Board of Directors to perform corporate duties.

     “Officers’ Certificate” means a certificate signed by any two Officers of the Company or any Guarantor, as the case may be, and delivered to the Trustee.
     “Opinion of Counsel” means a written opinion of legal counsel of recognized standing (who may be an employee of or counsel to the Company or any Guarantor) and who shall be reasonably acceptable to the Trustee, which opinion is reasonably satisfactory to the Trustee.
     “Outstanding” means, when used with respect to Notes, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
     (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
     (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed pursuant to Section 3.01(b), notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
     (iii) Notes, except to the extent provided in Sections 8.01 and 8.02, with respect to which the Company has effected legal defeasance and/or covenant defeasance as provided in Article 8; and
     (iv) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser or protected purchaser in whose hands such Notes are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Company or any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Notes which a Responsible Officer of the Trustee has received written notice at its address specified herein of being so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company, or any other obligor upon the Notes or any of its or such other obligor’s Affiliates.
     “Paying Agent” means The Bank of New York (Luxembourg) S.A. and any other Person authorized by the Company to pay the principal of or interest on any Notes on behalf of the Company hereunder, including the Principal Paying Agent.

     “Payment Date” means the date on which payment of interest on and/or principal of the Notes is due.
     “Payment Default” has the meaning specified in Section 6.01.
     “Permitted Holders” means any or all of the following
     (i) an immediate family member of Noemy Almeida Oliveiro Amaro, Maria Claudia Oliveira Amaro Demenato, Maurcio Rolim Amaro, Marcos Adolfo Tadeu Senamo Amaro and João Francisco Amaro or any Affiliate or immediate family member thereof; immediate family member of a person means the spouse, lineal descendants, father, mother, brother, sister, father-in-law, mother-in-law, brother-in-law and sister-in-law of such person; and
     (ii) any Person the Voting Stock of which (or in the case of a trust, the beneficial interests in which) are owned at least 51% by Persons specified in clause (i).
     “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.
     “Primary Treasury Dealer” means a primary U.S. government securities dealer in New York City.
     “principal” of a Note means the principal amount of such Note (including any Additional Amounts payable by the Company in respect of such principal).
     “Principal Paying Agent” means The Bank of New York, until a successor Principal Paying Agent shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Principal Paying Agent” shall mean such successor Principal Paying Agent.
     “Proceeding” has the meaning specified in Section 11.10.
     “Process Agent” has the meaning specified in Section 11.10.
     “Quotation Agent” means the Reference Treasury Dealer appointed by the Company.
     “Rating Agency” means Standard & Poor’s or Fitch; or if Standard & Poor’s or Fitch, or both, are not making rating of the notes publicly available, an internationally recognized U.S. rating agency or agencies, as the case may be, selected by us, which will be substituted for Standard & Poor’s or Fitch, or both, as the case may be.
     “Rating Decline” means that at any time within 90 days (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible down grade by either Rating Agency) after the date of public notice of a Change of Control, or of our intention or that of any Person to effect a Change of Control, the then-applicable rating of the notes is decreased by each Rating Agency; provided that any such Rating Decline is in whole or in part in connection with a Change in Control.

     “Record Date” means, when used with respect to the interest on the Notes payable on any Interest Payment Date, the April 10 and October 10 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.
     “Redemption Date” means, when used with respect to any Note to be redeemed pursuant to Section 3.01(b), the date fixed for such redemption by or pursuant to this Indenture.
     “Redemption Price” means, when used with respect to any Notes to be redeemed pursuant to Section 3.01(b), the price at which it is to be redeemed pursuant to this Indenture.
     “Reference Treasury Dealer” means each of Citigroup Global Markets Inc. and UBS Securities LLC, and their respective successors; provided, however, that if either of the foregoing shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
     “Register” has the meaning specified in Section 2.03.
     “Registrar” means The Bank of New York, until a successor Registrar shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Registrar” shall mean such successor Registrar.
     “Registration Rights Agreement” means the registration rights agreement entered into by the Company, the Guarantors and the Initial Purchasers with respect to the Notes on the Issue Date.
     “Regulation S” means Regulation S under the Securities Act, as in effect from time to time.
     “Regulation S Global Note” means one or more permanent Global Notes in definitive fully registered form without interest coupons representing Notes sold outside of the United States pursuant to Regulation S.
     “Relevant Date” means, with respect to any payment on a Note, whichever is the later of: (i) the date on which such payment first becomes due; and (ii) if the full amount payable has not been received by the Trustee or a Paying Agent on or prior to such due date, the date on which notice is given to the Holders that the full amount has been received by the Trustee.
     “Responsible Officer” means any officer of the Trustee or any Agent in Corporate Trust Administration with direct responsibility for the administration of this Indenture.

     “Restricted Global Note” means one or more permanent Global Notes in definitive fully registered form without interest coupons sold to “qualified institutional buyers” (as such term is defined in Rule 144A) pursuant to Rule 144A.
     “Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.
     “Rule 144A” means Rule 144A under the Securities Act, as in effect from time to time.
     “SEC” means the U.S. Securities and Exchange Commission.
     “Securities Act” means the U.S. Securities Act of 1933, as amended.
     “Securities Act Legend” means the following legend, printed in capital letters:
     THIS NOTE (AND RELATED NOTE GUARANTEES) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT), AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

     THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN.
     “Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.
     “Significant Subsidiary” means any Subsidiary of TAM S.A. (or any successor) which at the time of determination either (i) had assets which, as of the date of TAM S.A.’s (or such successor’s) most recent quarterly consolidated balance sheet, constituted at least 10% of TAM S.A.’s (or such successor’s) total assets on a consolidated basis as of such date or (ii) had revenues for the 12 month period ending on the date of TAM S.A.’s (or such successor’s) most recent quarterly consolidated statement of income which constituted at least 10% of the TAM S.A.’s (or such successor’s) total revenues on a consolidated basis for such period.
     “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
     “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency unless such contingency has occurred).
     “Subsidiary” means, in respect of any specified Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person.
     “Taxing Jurisdiction” has the meaning specified in Section 4.06.
     “Transfer Agent” means The Bank of New York and any other Person authorized by the Company to effectuate the exchange or transfer of any Note on behalf of the Company hereunder.
     “Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.l5 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date of the notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.
     “Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.
     “Trustee” means The Bank of New York, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture and, thereafter, “Trustee” shall mean such successor Trustee.
     “United States” and “U.S.” means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.
     “U.S. Dollars” and “U.S.$” each mean the currency of the United States.
     “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer’s option.
     “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
     “Wholly-Owned Subsidiary” means a Subsidiary all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.
     “Written Direction” shall mean any written instrument, directing the Trustee or any Agent to take any action that is signed by an authorized representative of the Company whose signature appears on the Incumbency Certificate.
     Section 1.02. Rules of Construction. (a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
     (ii) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
     (iii) “or” is not exclusive; and

     (iv) “including” means including, without limitation;
     (v) any reference to an “Article”, a “Section” or an “Exhibit” refers to an Article, a Section or an Exhibit, as the case may be, of this Indenture.
     (b) All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with Brazilian GAAP.
     (c) For purposes of the definitions set forth in Article 1 and this Indenture generally, all calculations and determinations shall be made in accordance with Brazilian GAAP and shall be based upon the consolidated financial statements of GLAI and its Subsidiaries prepared in accordance with Brazilian GAAP.
     Section 1.03. Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
     Section 1.04. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Section 1.05. Holder Communications; Acts of Holders. (a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company, the Guarantors and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company, the

Guarantors nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
     (b) (i) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.
     (ii) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.
     (c) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee reviewing such instrument or writing deems sufficient.
     (d) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Register.
     (e) If the Company solicits from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall not have any obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.
     (f) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
ARTICLE 2
The Notes
     Section 2.01. Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Note set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such notations, legends or endorsements as may be required to comply with any law, stock exchange rule, agreement to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form acceptable to the Company.
     Each Global Note representing Initial Notes shall be dated the Issue Date, and each Global Note representing Exchange Notes shall be dated the relevant exchange date. Each definitive certificated Note (“Certificated Note”) shall be dated the date of its authentication.
     The Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any stock exchange on which the Notes may be listed, if any, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.
     Section 2.02. Execution, Authentication and Delivery. (a) One Director of the Company shall sign the Notes for the Company by manual or facsimile signature.
     (i) If a Director whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
     (ii) A Note shall not be valid until an authorized signatory of the Trustee or an authenticating agent manually signs the certificate of authentication on the Note upon Company Order. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture. Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.
     (iii) The Trustee or an authenticating agent shall authenticate and deliver (A) initially Initial Notes on the Issue Date in an aggregate principal amount of

U.S.$300,000,000, (B) any Additional Notes for original issue from time to time after the Issue Date in such principal amounts as set forth in Section 2.14 and (C) any Exchange Notes for issue only in exchange for a like principal amount of Initial Notes, in each case upon a Company Order.
     (iv) The Company may from time to time, without the consent of the Holders of the Notes, create and issue Additional Notes having the same terms and conditions as the Notes in all respects, except for issue date, issue price and the first payment of interest thereon. Additional Notes issued in this manner shall be consolidated with and shall form a single series for non-U.S. federal income tax purposes with the previously outstanding Notes. Unless the context otherwise requires, for all purposes of this Indenture and the form of Note attached hereto, references to the Notes include any Additional Notes actually issued.
     (v) The Notes shall be issued in fully registered form without coupons attached in minimum denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof (each, an “Authorized Denomination”).
     (b) The Trustee may appoint an authenticating agent, with a copy of such appointment to the Company, to authenticate the Notes (the “Authenticating Agent”). Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by an Authenticating Agent. An Authenticating Agent has the same rights as the Registrar or any Transfer Agent or Paying Agent or agent for service of notices and demands.
     (i) Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business (and this transaction in particular) of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.
     (ii) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Company. Upon receiving such notice of resignation or upon such a termination, the Trustee may appoint a successor Authenticating Agent reasonably acceptable to the Company and shall give written notice of such appointment to the Company.
     (iii) The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services and reimbursement for its reasonable expenses relating thereto.

     Section 2.03. Transfer Agent, Registrar and Paying Agent. (a) Subject to such reasonable regulations as the Company may prescribe, the books of the Company for the exchange, registration, and registration of transfer of Notes shall be kept at the office of the Registrar (such books maintained in such office and in any other office or agency designated for such purpose being herein referred to as the “Register”). The Company shall also cause the Trustee to maintain books for the exchange, registration and registration of transfer of Notes. The Trustee shall notify the Registrar and the Registrar shall notify the Trustee, when necessary, upon any exchange, registration or registration of transfer of any Notes and shall cause their respective books to be amended accordingly. The Company may have one or more co-registrars and one or more additional Transfer Agents or Paying Agents. The terms “Transfer Agent” and “Paying Agent” include any additional transfer agent or paying agent, as the case may be. The term “Registrar” includes any co-registrar.
     (i) For so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and are traded on the Euro MTF market of such stock exchange, and such stock exchange shall so require, the Company shall maintain a Paying Agent and Transfer Agent in Luxembourg.
     (ii) The Company shall enter into any appropriate agency agreements with any Registrar, Transfer Agent or Paying Agent not a party to this Indenture, which shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company initially appoints the Trustee as Registrar, Transfer Agent and Paying Agent, and The Bank of New York (Luxembourg) S.A. as Paying Agent and Transfer Agent in Luxembourg in connection with the Notes.
     (b) The Registrar shall keep a record of all the Notes and shall make such record available during regular business hours for inspection upon the request of the Company provided a reasonable amount of time prior to such inspection. Such books and records shall include notations as to whether such Notes have been redeemed, or otherwise paid or cancelled, and, in the case of mutilated, destroyed, defaced, stolen or lost Notes, whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar shall keep a record of the Note so replaced, and the Notes issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar shall keep a record of the Note so cancelled and the date on which such Note was cancelled. Each Transfer Agent shall notify the Trustee and the Registrar of any transfers or exchanges of Notes effected by it. The Registrar shall not be required to register the transfer of or exchange Certificated Notes for a period of 15 days preceding any date of selection of Notes for redemption, or register the transfer of or exchange any Certificated Notes previously called for redemption.
     (c) All Notes surrendered for payment, redemption, registration of transfer or exchange shall be cancelled by the relevant Transfer Agent or Paying Agent, Registrar or the Trustee, as the case may be. Each Registrar, Paying Agent and Transfer Agent shall notify the Trustee of the surrender and cancellation of such Notes and shall deliver such Notes to the Trustee. The

Trustee may destroy or cause to be destroyed all such Notes surrendered for payment, redemption, registration of transfer or exchange and, if so destroyed, shall promptly deliver a certificate of destruction to the Company.
     (d) The Paying Agent shall comply with applicable backup withholding tax and information reporting requirements under the U.S. Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations promulgated thereunder with respect to payments made under the Notes (including, to the extent required, the collection of Internal Revenue Service Forms W-8 and W-9 and the filing of U.S. Internal Revenue Service Forms 1099 and 1096).
     Section 2.04. Paying Agent to Hold Money in Trust. By 10:00 A.M. New York time, no later than one Business Day prior to each Payment Date on any Note, the Company shall deposit with the Principal Paying Agent in immediately available funds a sum sufficient to pay such principal and interest when so becoming due (including any amounts under Section 4.06). The Company shall request that the bank through which such payment is to be made agree to supply to the Principal Paying Agent by 10:00 A.M. (New York time) two Business Days prior to the due date from any such payment an irrevocable confirmation (by facsimile) of its intention to make such payment. The Company shall require each Paying Agent (other than the Trustee and The Bank of New York (Luxembourg) S.A. to agree in writing that such Paying Agent shall hold in trust, for the benefit of Holders or the Trustee, all money held by such Paying Agent for the payment of principal and interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.
     Each payment in full of principal, redemption amount, additional amounts and/or interest payable under the Notes and this Indenture in respect of any Note made by or on behalf of the Company or a Guarantor to or to the order of the Principal Paying Agent in the manner specified herein or in the Notes on the date due shall be valid and effective to satisfy and discharge the obligation of the Company or such Guarantor, as the case may be, to make payment of principal, redemption amount, additional amounts and/or interest payable hereunder and under the Notes on such date, provided, however, that the liability of the Principal Paying Agent hereunder shall not exceed any amounts paid to it by the Company or such Guarantor, as the case may be, or held by it, on behalf of the Holders hereunder.
     Section 2.05. Payment of Principal and Interest; Principal and Interest Rights Preserved. (a) Except as otherwise provided herein for the redemption of the Notes, the payment of principal of or interest on the Notes shall be allocated on a pro rata basis among all Outstanding Notes, without preference or priority of any kind among the Notes.
     (b) Final payments in respect of any Note (whether upon redemption, declaration of acceleration or otherwise) shall be made only against presentation and surrender of such Note at the Corporate Trust Office, at the offices of the Trustee and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agent appointed by the Company.

     (c) Payment of the principal of any Note on a relevant Payment Date shall be made to the Person in whose name such Note is registered in the Register at the close of business on the fifteenth day (whether or not a Business Day) immediately preceding such Payment Date, by U.S. Dollar check drawn on a bank in The City of New York and mailed to the Person entitled thereto at its address as it appears on the Register, or by wire transfer to a U.S. Dollar account maintained by the payee with a bank in The City of New York, provided that such Holder so elects by giving written notice to such effect designating such account, upon application to the Trustee at least 15 days prior to such Payment Date.
     (d) Payment of interest on each Interest Payment Date with respect to any Note shall be made to the Person in whose name such Note is registered on the Record Date immediately preceding such Interest Payment Date by U.S. Dollar check drawn on a bank in The City of New York and mailed to the Person entitled thereto at its address as it appears on the Register, or by wire transfer to a U.S. Dollar account maintained by the payee with a bank in The City of New York, provided that the Holder so elects by giving written notice to such effect designating such account, which is received by the Trustee or a Paying Agent no later than the Record Date immediately preceding such Interest Payment Date. Unless such designation is revoked, any such designation made by such Holder with respect to such Note shall remain in effect with respect to any future payments with respect to such Note payable to such Holder. The Company shall pay any administrative costs imposed by banks in connection with making payments by wire transfer.
     If the Payment Date in respect of any Note is not a business day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding business day at such place and shall not be entitled to any further interest or other payment in respect of any such delay.
     Notwithstanding the provisions of this Section 2.05, payments on Notes registered in the name of DTC or its nominee shall be effected in accordance with the Applicable Procedures.
     Section 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee in writing, at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
     Section 2.07. Transfer and Exchange. (a) Interests in the Regulation S Global Note and the Restricted Global Note shall be exchangeable or transferable, as the case may be, for physical delivery of Certificated Notes if (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note, or DTC ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days, or (ii) an Event of Default has occurred and is continuing with respect to such Notes, provided that such transfer or exchange is made in accordance with the provisions of this Indenture and the Applicable Procedures.

     Upon receipt of notice by DTC or the Trustee, as the case may be, regarding the occurrence of any of the events described in the preceding paragraph, the Company shall use its best efforts to make arrangements with DTC for the exchange of interests in the Global Notes for individual Certificated Notes, and cause the requested individual Certificated Notes to be executed and delivered to the Trustee in sufficient quantities and authenticated by the Trustee for delivery to Holders. In the case of Certificated Notes issued in exchange for the Restricted Global Note, such Certificated Notes shall bear the Securities Act Legend. Upon the registration of transfer, exchange or replacement of Notes bearing such Securities Act Legend, or upon specific request for removal of the Securities Act Legend on a Note, the Company shall deliver only Notes that bear such Securities Act Legend, or shall refuse to remove such Securities Act Legend, as the case may be, unless there is delivered to the Company a certificate in the form of Exhibit D or Exhibit F, as the case may be, or such satisfactory evidence as may reasonably be required by the Company, which may include an Opinion of Counsel, that neither the Securities Act Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act. The Trustee shall exchange a Note bearing the Securities Act Legend for a Note not bearing such Securities Act Legend only if it has been directed to do so in writing by the Company, upon which direction it may conclusively rely.
     (b) On or prior to the 40th day after the Closing Date, transfers by a DTC participant which is an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Restricted Global Note shall be made only in Authorized Denominations in accordance with the Applicable Procedures and upon receipt by the Trustee or Transfer Agent of a written certification from the transferor of the beneficial interest in the form of Exhibit E to the effect that such transfer is being made to a Person who the transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. After such 40th day, such certification requirement shall no longer apply to such transfers.
     (c) Transfers by a Holder of a Certificated Note bearing the Securities Act Legend or by a DTC participant of a beneficial interest in the Restricted Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note or in the form of a Certificated Note not bearing the Securities Act Legend shall be made only in Authorized Denominations upon receipt by the Trustee or Transfer Agent of a written certification from the transferor in the form of Exhibit D to the effect that such transfer is being made in accordance with Regulation S.
     Beneficial interests in the Global Notes shall be shown on, and transfers thereof shall be effected only through records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg.
     Transfers between participants in DTC shall be effected in the ordinary way in accordance with the Applicable Procedures and shall be settled in DTC’s Same Day Funds Settlement System and secondary market trading activity in such Notes shall therefore settle in immediately available funds. There can be no assurance as to the effect, if any, of settlements in immediately available funds on trading activity in the Notes. Transfers between participants in

Euroclear and Clearstream, Luxembourg shall be effected in the ordinary way in accordance with Applicable Procedures.
     (d) Certificated Notes may be exchanged or transferred in whole or in part in the principal amount of Authorized Denominations by surrendering such Certificated Notes at the office of the Trustee or any Transfer Agent with a written instrument of transfer as provided in this Indenture in the form of Exhibit B hereto duly executed by the Holder thereof or his attorney duly authorized in writing.
     In exchange for any Certificated Note properly presented for transfer, the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office, to the transferee, or send by mail (at the risk of the transferee) to such address as the transferee may request, a Certificated Note or Notes, as the case may require, registered in the name of such transferee, for the same aggregate principal amount as was transferred. In the case of the transfer of any Certificated Note in part, the Trustee shall also promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office, to the transferor, or send by mail (at the risk of the transferor) to such address as the transferor may request, a Certificated Note or Notes, as the case may require, registered in the name of such transferor, for the aggregate principal amount that was not transferred. No transfer of any Notes shall be made unless the request for such transfer is made by the registered Holder or his attorney duly authorized in writing at the Corporate Trust Office and is accompanied by a completed instrument of transfer in the form of Exhibit C attached to the Note presented for transfer.
     (e) Transfer, registration and exchange of any Note or Notes shall be permitted and executed as provided in this Section 2.07 without any charge to the Holder of any such Note or Notes other than any taxes or governmental charges or insurance charges payable on transfers or any expenses of delivery by other than regular mail, but subject to such reasonable regulations as the Company, the Registrar and the Trustee may prescribe.
     The costs and expenses of effecting any exchange or registration of transfer pursuant to the foregoing provisions, except for the expense of delivery by other than regular mail (if any) and except for the payment of a sum sufficient to cover any tax or other governmental charges or insurance charges that may be imposed in relation thereto, shall be borne by the Company.
     All Certificated Notes issued upon any exchange or registration of transfer of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits, as the Notes surrendered upon exchange or registration of transfer.
     (f) The Trustee or the Transfer Agent shall effect transfers of Global Notes and Certificated Notes. In addition, the Registrar shall keep the Register for the ownership, exchange and registration of transfer of any Notes. The Transfer Agent shall give prompt notice to the Registrar and the Registrar shall likewise give prompt notice to the Trustee of any exchange or registration of transfer of such Notes. Neither the Trustee nor any Transfer Agent shall register the exchange or the transfer of any Global Note or Certificated Note (or any portion of a Certificated Note) during the period of 15 days ending on the Record Date. The Trustee shall give prompt notice to the Company of any replacement, transfer, cancellation or destruction of the Notes.
     (g) Upon any such exchange or registration of transfer of all or a portion of any Global Note for a Certificated Note or an interest in either the Restricted Global Note or the Regulation S Global Note for an interest in the other Global Note, the Global Note to be so exchanged shall be marked to reflect the reduction of its principal amount by the aggregate principal amount of such Certificated Note or the interest to be so exchanged for an interest in a Regulation S Global Note or a Restricted Global Note, as the case may be. Until so exchanged in full, the Note shall in all respects be entitled to the same benefits under this Indenture as the Notes authenticated and delivered hereunder.
     (h) Subject to Section 2.7(a), upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate one or more Exchange Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Initial Notes or Additional Notes tendered for acceptance by Persons that certify in the applicable letters of transmittal that (i) they are not broker-dealers, (ii) they are not participating in a distribution of the Exchange Notes and (iii) they are not affiliates (as defined in Rule 144 under the Securities Act) of the Company, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Initial Notes in the form of Global Notes and/or Additional Notes in the form of Global Notes to be reduced accordingly.
     Section 2.08. Replacement Notes. If any Note at any time becomes mutilated, defaced, destroyed, stolen or lost, such Note may be replaced at the cost of the applicant (including reasonable legal fees of the Company, the Trustee, the Transfer Agents, the Registrar and the Paying Agents) at the office of the Trustee or any Transfer Agent, upon provision of, in the case of destroyed, stolen or lost Notes, evidence satisfactory to the Trustee and the Company that such Note was destroyed, stolen or lost, together with such indemnity as the Trustee and the Company may require. Mutilated or defaced Notes must be surrendered before replacements shall be issued.
     Each Note authenticated and delivered in exchange for or in lieu of any such Note shall carry rights to accrued and unpaid interest and to interest to accrue equivalent to the rights that were carried by such Note before such Note was mutilated, defaced, destroyed, stolen or lost.
     Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.
     Section 2.09. Temporary Notes. Subject to the provisions of Section 2.07(a), until Certificated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes. As necessary, the Company shall prepare and the Trustee shall authenticate Certificated Notes and deliver them in exchange for temporary Notes at the office or agency of the Company or the

Trustee, without charge to the Holder. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as Certificated Notes.
     Section 2.10. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Transfer Agents and the Paying Agents shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee or a Paying Agent and no one else shall cancel and the Trustee shall destroy in accordance with its customary procedures (subject to the record-retention requirements of the Exchange Act) all Notes surrendered for transfer, exchange, payment or cancellation and, if so destroyed, deliver a certificate of such destruction to the Company unless the Company directs the Trustee in writing to deliver cancelled Notes to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation, which shall not prohibit the Company from issuing any Additional Notes, or any Exchange Notes in exchange for Initial Notes. A Note does not cease to be outstanding because the Company, the Guarantor or any of their Affiliates holds such Note, except that such Notes will not be deemed to be Outstanding for voting purposes pursuant to and in accordance with the definition of “Outstanding” in Section 1.01.
     Section 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest (plus interest on such defaulted interest at the rate specified in Section 4.01 to the extent lawful) in any lawful manner not inconsistent with the requirements of any stock exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.11, such manner of payment shall be deemed practicable by the Trustee.
     The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date of such defaulted interest. The Company shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Company shall deliver to each Holder, with a copy to the Trustee, a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
     Section 2.12. CUSIP and ISIN Numbers. The Company in issuing the Notes may use CUSIP and ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in CUSIP or ISIN numbers.
     Section 2.13. Open Market Purchases. The Company or any of its Affiliates may at any time purchase Notes in the open market or otherwise at any agreed upon price. All Notes so purchased may not be reissued or resold, except in compliance with applicable requirements or exemptions under the relevant securities laws.

     Section 2.14. Issuance Of Additional Notes. The Company shall be entitled, from time to time, without notice to, or consent of, the Holders of the Notes, to create and issue additional principal amounts of Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date or the Exchange Notes exchanged therefor (in each case, other than with respect to the issue date, issue price, the payment of interest accruing prior to the issue date thereof and the first payment of interest (including Additional Interest, if any) thereon, and any Additional Amounts due with respect thereto, after the issue date thereof), as the case may be.
     With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each shall be delivered to the Trustee, the following information:
     (i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
     (ii) the issue price, the issue date and the “CUSIP” and “ISIN” number of any such Additional Notes and the amount of interest payable on the first payment date applicable thereto;
     (iii) whether such Additional Notes shall be transfer restricted securities and issued in the same form as Initial Notes or shall be issued in the same form as the Exchange Notes, in each case as set forth in Exhibit A to this Indenture; and
     (iv) if applicable, the resale restriction termination date relating to the Notes and the Restricted Period for such Additional Notes.
     Section 2.15. One Class Of Notes. The Initial Notes, any Additional Notes and the Exchange Notes shall vote and consent together on all matters as one class; and none of the Initial Notes, any Additional Notes and the Exchange Notes shall have the right to vote or consent as a separate class on any matter. The Initial Notes, any Additional Notes and the Exchange Notes shall together be deemed to constitute a single class or series for all purposes, other than for U.S. federal income tax purposes, under this Indenture.
ARTICLE 3
Redemption
     Section 3.01. Right of Redemption. (a) Except as described in this Section 3.01 and Paragraph 7 of the form of Note set forth in Exhibit A, the Notes may not be redeemed.
     (b) The Notes shall be redeemable, at the option of the Company, in whole or in part, on any Interest Payment Date prior to April 25, 2017, upon giving not less than 30 nor more than 60 days’ notice to the Holders (which notice shall be irrevocable), at a Redemption Price equal to the greater of:

     (1) 100% of the principal amount of the notes to be redeemed; and
     (2) the sum of the present values of the remaining scheduled payments of principal and interest on such notes (exclusive of interest accrued on the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points;
plus, in either case, accrued and unpaid interest and Additional Amounts, if any, on the principal amount being redeemed to such Redemption Date.
     (c) Redemption for Taxation Reasons. If as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of a Taxing Jurisdiction, or any amendment to or change in an official interpretation, administration or application of such laws, any treaties, rules, or related agreements to which the Taxing Jurisdiction is a party or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the issue date of the Notes or on or after the date a successor to the Company assumes the obligations under the Notes, (i) the Company or any successor to the Company has or will become obligated to pay Additional Amounts (as defined below in Section 4.06) or (ii) either of the Guarantors or any successor to the Guarantor has or will become obligated to pay Additional Amounts in excess of the Additional Amounts either such Guarantor or any such successor to the Guarantor would be obligated to pay if payments were subject to withholding or deduction at a rate of 15% or at a rate of 25% in the case that the Holder of the Notes is resident in a tax haven jurisdiction for Brazilian tax purposes (i.e., a country that does not impose any income tax or that imposes it at a maximum rate lower than 20% or where the laws impose restrictions on the disclosure of ownership composition or securities ownership) (the “Minimum Withholding Level”), as a result of the taxes, duties, assessments and other governmental charges described above, the Company or any successor to the Company may, at their option, redeem all, but not less than all, of the Notes, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest to the date fixed for redemption, including any Additional Amounts with respect thereto, upon publication of irrevocable notice to Holders not less than 30 days nor more than 60 days prior to the date fixed for redemption. No notice of such redemption may be given earlier than 60 days prior to the earliest date on which either (x) the Company or any successor to the Company would, but for such redemption, become obligated to pay any Additional Amounts, or (y) in the case of payments made under the Guarantees, either Guarantor or any successor to the Guarantor would, but for such redemption, be obligated to pay the Additional Amounts in excess of the Minimum Withholding Level. For the avoidance of doubt, the Company or any successor to the Company shall not have the right to so redeem the Notes unless (a) it is obligated to pay Additional Amounts or (b) either Guarantor or any successor to the Guarantor is obliged to pay Additional Amounts which in the aggregate amount to more than the Additional Amounts payable at the Minimum Withholding Level. Notwithstanding the foregoing, the Company or any successor to the Company shall not have the right to so redeem the Notes unless it has taken reasonable measures to avoid the obligation to pay Additional Amounts. For the avoidance of doubt, reasonable measures do not include changing the jurisdiction of incorporation of the Company or any successor to the Company or the jurisdiction of incorporation of a Guarantor or any successor to the Guarantor.
     In the event that the Company or any successor elects to so redeem the Notes pursuant to Section 3.01(c), it will deliver to the Trustee: (i) a certificate, signed in the name of the Company or any successor to the Company by any two of its executive officers or by its attorney-in-fact in accordance with its bylaws, stating that the Company or any successor to the Company is entitled to redeem the Notes pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Company or any successor to the Company to so redeem have occurred or been satisfied; and (ii) an Opinion of Counsel to the effect that (1) the Company or any successor to the Company has or will become obligated to pay Additional Amounts or either Guarantor or any successor to the Guarantor has or will become obligated to pay Additional Amounts in excess of the Additional Amounts payable at the Minimum Withholding Level, (2) such obligation is the result of a change in or amendment to the laws (or any rules or regulations thereunder) of a Taxing Jurisdiction, as described above, (3) the Company or any successor to the Company, or either Guarantor or any successor to the Guarantor, as the case may be, cannot avoid payment of such Additional Amounts by taking reasonable measures available to it and (4) that all governmental requirements necessary for the Company or any successor to the Company to effect the redemption have been complied with.
     Section 3.02. Applicability of Article. Redemption of Notes at the option of the Company, as permitted by Section 3.01 or required by any provision of this Indenture, shall be made in accordance with such provision and this Article 3. The redemption of Notes may require the prior approval of the Central Bank of Brazil.
     Section 3.03. Election to Redeem; Notice to Trustee. The election of the Company to redeem the Notes pursuant to Section 3.01(b) or 3.01(c) shall be evidenced by a Board Resolution. In case of any redemption of Notes at the election of the Company, the Company shall, at least 70 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date.
     Section 3.04. Notice of Redemption by the Company. In the case of redemption of Notes pursuant to Section 3.01(b) or 3.01(c), notice of redemption shall be mailed at least 30 but not more than 60 days before the Redemption Date to each Holder of any Note to be redeemed by first-class mail at its registered address and such notice shall be irrevocable. In addition, so long as the Notes are listed on the Euro MTF market of the Luxembourg Stock Exchange, notices shall be published in English in a leading newspaper having general circulation in Luxembourg.
     The notice shall state:
     (i) the Redemption Date;
     (ii) the Redemption Price;
     (iii) the name and address of the Paying Agents;

     (iv) that Notes called for redemption must be surrendered to a Paying Agent to collect the Redemption Price;
     (v) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
     (vi) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed;
     (vii) the CUSIP or ISIN number, if any; and
     (viii) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.
     At the Company’s election and at its request, made in writing to the Trustee at least 60 days before a date for redemption of Notes, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall deliver to the Trustee, at least 70 days prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
     Section 3.05. Deposit of Redemption Price. By 10:00 A.M. New York City time, no later than one Business Day prior to the Redemption Date, the Company shall deposit with the Principal Paying Agent money sufficient to pay the Redemption Price of and accrued and unpaid interest on the Notes other than Notes that have been delivered by the Company to the Trustee at least 15 days prior to the Redemption Date for cancellation. The Company shall request that the bank through which such payment is to be made agree to supply to the Principal Paying Agent by 10:00 A.M. (New York time) two Business Days prior to the due date from any such payment an irrevocable confirmation (by facsimile) of its intention to make such payment.
     Section 3.06. Effect of Notice of Redemption. Notice of redemption having been given as aforesaid, the Notes shall, on the Redemption Date, become due and payable at the applicable Redemption Price (together with accrued and unpaid interest, if any, to the Redemption Date), and from and after such date (except in the event of a default in the payment of the Redemption Price and accrued and unpaid interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest, if any, to the Redemption Date; provided, however, that installments of interest whose Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Dates according to their terms.
     If any Note to be redeemed shall not be so paid upon surrender thereof in accordance with the Company’s instructions for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes. Upon surrender to the Paying Agent, such

Notes shall be paid at the applicable Redemption Price, plus accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest payable on or prior to the redemption date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Date according to their terms.
     Section 3.07. Notes Redeemed In Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof (at the Company’s expense) a new Note, equal in a principal amount to the unredeemed portion of the Note surrendered; provided that each new Note shall be in a principal amount of U.S.$100,000 or an integral multiple of U.S.$1,000 in excess thereof.
     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.
ARTICLE 4
Covenants
     Section 4.01. Payment of Principal and Interest Under the Notes. The Company shall punctually pay the principal of and interest on the Notes on the dates and in the manner provided in the form of Note set forth as Exhibit A. By 10:00 a.m. (New York City time), no later than one Business Day prior to any Payment Date, the Company shall irrevocably deposit with the Trustee or with the Principal Paying Agent money sufficient to pay such principal and interest.
     The Company shall pay interest on overdue principal or installments of interest, to the extent lawful, at the rate borne by the Notes plus 1% per annum.
     No interest shall be payable hereunder in excess of the maximum rate permitted by applicable law.
     Section 4.02. Maintenance of Office or Agency. The Company shall maintain in each place of payment for the Notes an office or agency where Notes may be presented or surrendered for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     Section 4.03. Money for Note Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of principal of or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.
     Whenever the Company shall have one or more Paying Agents for the Notes, it shall, on or before each due date of principal of or interest on any Notes, irrevocably deposit with a Paying Agent a sum sufficient to pay such principal and interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee in writing of such action or any failure so to act.
     Each Paying Agent, subject to the provisions of this Section 4.03, shall:
     (i) hold all sums held by it for the payment of principal of or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein; provided, however, such sums need not be segregated from other funds held by it, except as required by law;
     (ii) give the Trustee written notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal or interest; and
     (iii) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
     The Company shall cause each Paying Agent (other than the Principal Paying Agent and the Paying Agent in Luxembourg) to execute and deliver an instrument in which such Paying Agent shall agree with the Trustee to act as a Paying Agent in accordance with this Section 4.03.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company at the request of the Company, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall, upon request and at the expense of the

Company, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in (i) the Borough of Manhattan, The City of New York and (ii) so long as the Notes continue to be listed on the Euro MTF market of the Luxembourg Stock Exchange, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.
     Section 4.04. Maintenance of Corporate Existence. TAM S.A. shall, and shall cause each of its Subsidiaries to, (i) maintain in effect its corporate existence and all registrations necessary therefor, provided that these restrictions shall not prohibit any transactions permitted by Article 5 or the merger of any Subsidiary with or into TAM S.A. or with or into any other Wholly-Owned Subsidiary of TAM S.A.; (ii) take all reasonable actions to maintain all rights, privileges, titles to property, franchises and the like necessary in the normal conduct of its business, activities or operations; and (iii) maintain or cause to be maintained in good repair, working order and condition (normal wear and tear excepted) all properties used in their business; provided, however, that neither TAM S.A. nor its Subsidiaries shall be prevented from discontinuing those operations (including through the transfer or dissolution of a Subsidiary) or suspending the maintenance of those properties (including through the sale thereof) which, in the reasonable judgment of TAM S.A. are no longer necessary in the conduct of TAM S.A.’s business, or that of its Subsidiaries; and provided, further, that such discontinuation of operations or suspension of maintenance shall not be materially disadvantageous to the Holders of the Notes.
     Section 4.05. Payment of Taxes and Claims. TAM S.A. shall, and shall cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its property in respect of any of its franchises, businesses, income or profits before any penalty or interest accrues thereon, and pay all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon its property; provided, however, that any such payment shall not be required unless the failure to make such payment would have a material adverse effect upon the financial condition of TAM S.A. and its Subsidiaries considered as one enterprise or a material adverse effect on the performance of TAM S.A.’s obligations hereunder; and provided, further, that no such charge or claim need be paid while it is being contested in good faith by appropriate proceedings and if appropriate reserves or other provisions shall have been made therefor.
     Section 4.06. Payment of Additional Amounts. (a) All payments by the Company in respect of the Notes or the Guarantors in respect of the Note Guarantees will be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands or Brazil, or any authority therein or thereof or any other jurisdiction in which the Company or the Guarantors are organized, doing business or otherwise subject to the power to tax (any of the aforementioned being a “Taxing Jurisdiction”), unless the Company or the Guarantors are compelled by law to deduct or withhold such taxes, duties, assessments, or governmental charges. In such event, the Company or the Guarantors, as applicable, will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay such additional amounts as may be necessary to ensure that the net amounts receivable by Holders of Notes after such withholding or deduction shall equal the respective amounts of principal and interest which would have been receivable in respect of the Notes in the absence of such withholding or deduction (“Additional Amounts”). Notwithstanding the foregoing, no such Additional Amounts shall be payable:
     (i) to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or governmental charges in respect of such Note by reason of the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership, or a corporation) and the relevant Taxing Jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, other than the mere holding of the Note or enforcement of rights under the Indenture and the receipt of payments with respect to the Note;
     (ii) in respect of Notes surrendered or presented for payment (if surrender or presentment is required) more than 30 days after the Relevant Date except to the extent that payments under such Note would have been subject to withholdings and the Holder of such Note would have been entitled to such Additional Amounts, on surrender of such Note for payment on the last day of such period of 30 days;
     (iii) where such Additional Amount is imposed and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;
     (iv) to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or other governmental charges by reason of such Holder’s failure to comply with any certification, identification, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such Holder, if (1) compliance is required by law as a precondition to, exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and (2) the Company has given the Holders at least 30 days’ notice that Holders will be required to provide such certification, identification, documentation or other requirement;
     (v) in respect of any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property or similar tax, assessment or governmental charge;
     (vi) in respect of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of or interest on the Note;
     (vii) in respect of any tax imposed on overall net income or any branch profits tax; or

     (viii) in respect of any combination of the above.
     (b) No Additional Amounts shall be paid with respect to any payment on a Note to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the relevant Taxing Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interestholder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder.
     (c) The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation. Except as specifically provided above, neither the Company nor the Guarantors shall be required to make a payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.
     (d) In the event that Additional Amounts actually paid with respect to the Notes are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company.
     (e) Any reference in this Indenture or the Notes to principal, interest or any other amount payable in respect of the Notes by the Company or the Note Guaranty by the Guarantors will be deemed also to refer to any Additional Amount, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this Section.
     (f) Each of the Company and the Guarantors covenants that if any of the Company or the Guarantors, as applicable, is required under applicable law to make any deduction or withholding on payments of principal of or interest on the Notes for or on account of any tax, duty, assessment or other governmental charge, at least 10 days prior to the first payment date on the Notes and at least 10 days prior to each payment date thereafter where such withholding is required, the Company or the Guarantors, as applicable, shall furnish the Trustee and the Principal Paying Agent with an Officers’ Certificate (but only if there has been any change with respect to the matters set forth in any previously delivered Officers’ Certificate) instructing the Trustee and the Principal Paying Agent as to whether such payment of principal of or interest on the Notes shall be made without deduction or withholding for or on account of any tax, duty, assessment or other governmental charge, or, if any such deduction or withholding shall be required by the Taxing Jurisdiction, then such certificate shall: (i) specify the amount required to be deducted or withheld on such payment to the relevant recipient; (ii) certify that the Company or the Guarantors, as applicable, shall pay such deduction or withholding amount to the appropriate taxing authority; and (iii) certify that the Company or the Guarantors, as applicable, shall pay or cause to be paid to the Trustee or the Principal Paying Agent such Additional Amounts as are required by this Section 4.06.

     (g) Each of the Company and the Guarantors agrees to indemnify the Trustee and the Principal Paying Agent for, and to hold each harmless against, any loss, liability or expense reasonably incurred without bad faith on its part arising out of or in connection with actions taken or omitted by it in reliance on any Officers’ Certificate furnished pursuant to this Section 4.06 or any failure to furnish such a certificate.
     (h) The obligations of the Company and the Guarantors pursuant to this Section 4.06 shall survive termination or discharge of this Indenture, payment of the Notes and/or resignation or removal of the Trustee or the Principal Paying Agent.
     Section 4.07. Reporting Requirements. (a) The Company and the Guarantors shall provide the Trustee with the following reports (and shall also provide the Trustee with sufficient copies, as required, of the reports referred to in clauses (i), (ii), (iii) and (iv) for distribution, at the Company’s and the Guarantors’ expense, to all Holders of Notes):
     (i) an English language version of TAM S.A.’s annual audited consolidated financial statements prepared in accordance with Brazilian GAAP promptly upon such financial statements becoming available but not later than 120 days after the close of its fiscal year;
     (ii) an English language version of TAM S.A.’s unaudited quarterly financial statements prepared in accordance with Brazilian GAAP promptly upon such statements becoming available but not later than 60 days after the close of each fiscal quarter (other than the last fiscal quarter of its fiscal year);
     (iii) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and (ii) of this Section 4.07(a), an Officers’ Certificate stating whether a Default or Event of Default exists on the date of such certificate and, if a Default or Event of Default exists, setting forth the details thereof and the action which the Company and/or the Guarantors, as applicable, are taking or propose to take with respect thereto;
     (iv) without duplication, English language versions or summaries of such other reports or notices as may be filed or submitted by (and promptly after filing or submission by) the Company and/or the Guarantors, as applicable, with (a) the CVM, (b) the Euro MTF market of the Luxembourg Stock Exchange, or any other stock exchange on which the Notes may be listed or (c) the SEC (in each case, to the extent that any such report or notice is generally available to security holders of the Company or the public in Brazil or elsewhere and, in the case of clause (c), is filed or submitted pursuant to Rule 12g3-2(b) under, or Section 13 or 15(d) of, the Exchange Act, or otherwise); and
     (v) upon any director or executive officer of the Company or any Guarantor becoming aware of the existence of a Default or Event of Default, an Officers’ Certificate setting forth the details thereof and the action which the Company and/or such Guarantor, as applicable, are taking or propose to take with respect thereto.

     Delivery of the above reports to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or the Guarantors’ compliance with any of their covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     (b) Within 60 days of the close of each of the first three fiscal quarters and within 90 days of the close of each fiscal year, for so long as any of the Notes remain Outstanding, (i) the Company shall request from DTC, a current list of the names and addresses of each DTC participant which is a Holder of an interest in a Global Note and (ii) at the Company’s written request, the Trustee shall provide the Company with the names and addresses of each Holder of a Certificated Note, if any.
     Section 4.08. Available Information. The Company shall take all action necessary to provide information to permit resales of the Notes pursuant to Rule 144A, including furnishing to any Holder of a Note or owner of a beneficial interest in a Global Note, or to any prospective purchaser designated by such a Holder or beneficial owner, upon request to such Holder or beneficial owner, financial and other information required to be delivered under paragraph (d)(4) of Rule 144A (as amended from time to time and including any successor provision) unless, at the time of such request, the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act or is exempt from such requirements pursuant to Rule 12g3-2(b) under the Exchange Act (as amended from time to time and including any successor provision).
     Section 4.09. Limitations on the Company. The Company shall not (a) engage in any business or enter into, or be a party to, any transaction or agreement except for:
     (i) the issuance, sale and redemption of the Notes and activities incidentally related thereto;
     (ii) the incurrence of Debt to make inter-company loans to the Guarantors and entities controlled by the Guarantors to finance the acquisition and leasing of aircraft, equipment and supply materials by the Gurantors and such entities and activities reasonably related thereto;
     (iii) entering into Hedging Agreements relating to the Notes or other such Debt; and
     (iv) any other transaction required by law;
     (b) acquire or own any Subsidiaries or other assets or properties, except an interest in the inter-company loans described in Section 4.09(a)(ii) and Hedging Agreements relating to its Debt and instruments evidencing interests in the foregoing; and

     (c) enter into any consolidation, merger, amalgamation, joint venture, or other form of combination with any Person, or sell, lease, convey or otherwise dispose of any of its assets or receivables, except as otherwise permitted under Section 5.01.
     Section 4.10. Limitation on Transactions with Affiliates. Neither the Company nor any Guarantor will, nor will the Company or any Guarantor permit any of their respective Subsidiaries to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company or such Guarantor, other than themselves or any of their respective Subsidiaries, (an “Affiliate Transaction”) unless the terms of the Affiliate Transaction are no less favorable to the Company or such Guarantor or such Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s length dealings with a person who is not an Affiliate.
     Section 4.11. Repurchase of Notes upon a Change of Control. Not later than 30 days following a Rating Decline that results from a Change of Control, the Company will make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of the principal amount plus accrued interest up to, but not including the date of purchase.
     An “Offer to Purchase” must be made by written offer, which will specify the purchase price. The offer must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer and a settlement date for the purchase (the “purchase date”) not more than five Business Days after the expiration date. The offer must include information required by the Securities Act, Exchange Act or any other applicable laws. The offer will also contain instructions and materials necessary to enable holders to tender notes pursuant to the offer.
     A Holder may tender all or any portion of its Notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a Note tendered must be in a denomination of U.S.$100,000 or an integral multiple of U.S.$1,000 principal amount in excess thereof. Holders are entitled to withdraw Notes tendered up to the close of business on the expiration date. On the purchase date the purchase price will become due and payable on each note accepted for purchase pursuant to the Offer to Purchase, and interest on notes purchased will cease to accrue on and after the purchase date.
     The Company will comply with Rule 14e-1 under the Exchange Act (to the extent applicable and not in conflict with applicable Brazilian regulations) and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.
     The Guarantors will obtain all necessary consents and approvals from the Central Bank of Brazil for the remittance of funds outside of Brazil prior to making any Offer to Purchase.
     Section 4.12. Additional Interest. If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.
ARTICLE 5
Consolidation, Merger, Conveyance, Transfer or Lease
     Section 5.01. Limitation on Consolidation, Merger or Transfer of Assets. Neither the Company nor any Guarantor shall consolidate with or merge with or into, or sell, convey, transfer or dispose of, or lease all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to, any Person, unless:
     (i) the resulting, surviving or transferee Person (if not the Company or such Guarantor) shall be a Person organized and existing under the laws of the Cayman Islands, Brazil, or the United States of America, any State thereof or the District of Columbia, or any other country (or political subdivision thereof) that is a member country of the European Union or of the Organisation for Economic Co-operation and Development on the date of this Indenture, and such Person expressly assumes, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, all the obligations of the Company or such Guarantor under this Indenture and the Notes and the Note Guaranty;
     (ii) the resulting, surviving or transferee person (if not the Company or such Guarantor), if not organized and existing under the laws of a jurisdiction other than the Cayman Islands or Brazil, undertakes, in such supplemental indenture, (i) to pay such Additional Amounts in respect of principal (and premium, if any) and interest as may be necessary in order that every net payment made in respect of the Notes and the Note Guaranty after deduction or withholding for or on account of any present or future tax, penalty, fine, duty, assessment or other governmental charge imposed by such other country or any political subdivision or taxing authority thereof or therein shall not be less than the amount of principal (and premium, if any) and interest then due and payable on the Notes and the Note Guaranty subject to the same exceptions set forth under Sections 4.06(a)(i) through Section 4.06(a)(viii) and (ii) that the provisions set forth in Section 3.01(c) shall apply to such person, but in both cases, replacing existing references in such Section to Cayman Islands or Brazil or to the Taxing Jurisdiction with references to the jurisdiction of organization of the resulting, surviving or transferee Person as the case may be;
     (iii) immediately prior to such transaction and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

     (iv) the Company or such Guarantor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture.
     Notwithstanding anything to the contrary contained in the foregoing, any of the Guarantors may consolidate with or merge with the Company or any Subsidiary that becomes a Guarantor concurrently with the relevant transaction.
     The Trustee shall be entitled to rely exclusively on and shall accept such Officers’ Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent set forth in this Section 5.01, in which event it shall be conclusive and binding on the Holders.
     Section 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or any Guarantor in accordance with Section 5.01 in which the Company or such Guarantor is not the continuing obligor or Guarantor, as the case may be, under this Indenture, the surviving or transferor Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture with the same effect as if such successor had been named as the Company or Guarantor therein. When a successor assumes all the obligations of its predecessor under this Indenture, the Notes and the Note Guaranty, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes.
ARTICLE 6
Events of Default and Remedies
     Section 6.01. Events of Default. The term “Event of Default” means, when used herein, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to, or as a result of any failure to obtain, any authorization, order, rule, regulation, judgment or decree of any governmental or administrative body or court):
     (a) The Company defaults in any payment of interest (including any Additional Amounts or any Additional Interest) on any Note when the same becomes due and payable, and such Default continues for a period of 30 days;
     (b) The Company defaults in the payment of the principal (including any Additional Amounts) of any Note when the same becomes due and payable upon acceleration or redemption or otherwise;
     (c) The Company or any Guarantor fails to comply with any of its covenants or agreements in the Notes or this Indenture (other than those referred to in clauses (a) and (b) of this Section 6.01), and such failure continues for 60 days after the notice specified below;

     (d) The Company, any Guarantor or any Significant Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company, any such Guarantor or any such Significant Subsidiary (or the payment of which is guaranteed by the Company, such Guarantor or any such Significant Subsidiary) whether such Debt or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by failure to pay principal of or premium, if any, or interest on such Debt after giving effect to any grace period provided in such Debt on the date of such default (“Payment Default”) or (ii) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, totals U.S.$50,000,000 (or the equivalent thereof at the time of determination) or more in the aggregate;
     (e) One or more final judgments or decrees for the payment of money in excess of U.S.$50,000,000 (or the equivalent thereof at the time of determination) in the aggregate are rendered against the Company, any Guarantor or any Significant Subsidiary and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 30 days following commencement of such enforcement proceedings or (ii) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;
     (f) an involuntary case or other proceeding is commenced against the Company, any Guarantor or any Significant Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, síndico, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company, any Guarantor or any Significant Subsidiary under the bankruptcy laws now or hereafter in effect, and such order is not being contested by the Company, any Guarantor or any Significant Subsidiary, as the case may be, in good faith, or has not been dismissed, discharged or otherwise stayed, in each case within 60 days of being made;
     (g) the Company, any Guarantor or any Significant Subsidiary (i) commences a voluntary case or other proceeding seeking liquidation, reorganization, concordata or other relief with respect to itself or its Debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, síndico, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Guarantor or any Significant Subsidiary or for all or substantially all of the Property of the Company, any Guarantor or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (f) or this clause (g) a “bankruptcy default”);

     (h) any event occurs that under the laws of the Cayman Islands, Brazil or any political subdivision thereof or any other country has substantially the same effect as any of the events referred to in any of clause (f) or (g);
     (i) any Note Guaranty ceases to be in full force and effect, other than in accordance the terms of this Indenture, or a Guarantor denies or disaffirms its obligations under its Note Guaranty; or
     (j) TAM S.A. ceases to own, directly or indirectly, 100% of the outstanding share capital of the Company.
     A Default under clause (c) of this Section 6.01 shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes notify the Company and the Guarantors of the Default and the Company does not cure such Default within the time specified after receipt of such notice.
     Section 6.02. Acceleration of Maturity, Rescission and Amendment. If an Event of Default (other than an Event of Default specified in Section 6.01(f), Section 6.01(g) or Section 6.01(h)) occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare all unpaid principal of and accrued and unpaid interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee, if the notice is given by the Holders), stating that such notice is an “acceleration notice,” and upon any such declaration such amounts shall become due and payable immediately. If an Event of Default specified in Section 6.01(f), Section 6.01(g) or Section 6.01(h) occurs and is continuing, then the principal of and accrued and unpaid interest on all Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
     At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Notes by written notice to the Company and the Trustee may rescind or annul such declaration if:
     (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on Outstanding Notes, (B) all unpaid principal of the Notes that has become due otherwise than by such declaration of acceleration, (C) to the extent that payment of such interest on the Notes is lawful, interest on such overdue interest (including any Additional Amounts) as provided herein and (D) all sums paid or advanced by the Trustee and Agents hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and Agents and their agents and counsel; and
     (ii) all Events of Default have been cured or waived as provided in Section 6.13 other than the nonpayment of principal that has become due solely because of acceleration.

     No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.
     Section 6.03. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or 6.01(b) occurs, the Trustee, in its own name as trustee of an express trust, (i) may institute a judicial proceeding for the collection of the whole amount then due and payable on such Notes for principal and interest (including Additional Amounts), and interest on any overdue principal and, to the extent that payment of such interest (including Additional Amounts) shall be legally enforceable, upon any overdue installment of interest (including Additional Amounts), at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) may prosecute such proceeding to judgment or final decree and (iii) may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.
     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by any available proceeding at law or in equity, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
     Section 6.04. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest (including Additional Amounts) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
     Section 6.05. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.
     Section 6.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article 6 shall be applied in the following order:
     FIRST: to the Trustee for amounts due to it hereunder (including, without limitation, under Section 7.06);
     SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest (including Additional Amounts), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest (including Additional Amounts), respectively; and

     THIRD: to the Company or, to the extent the Trustee collects any amounts from any Guarantor, to such Guarantor or as a court of competent jurisdiction may direct.
     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.06. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.
     Section 6.07. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:
     (i) the Holder has previously given to the Trustee written notice stating that an Event of Default has occurred and is continuing;
     (ii) the Holders of at least 25% in principal amount of the Notes have made a written request to the Trustee to pursue the remedy in respect of such Event of Default;
     (iii) such Holder or Holders has offered and provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against any cost, loss, liability or expense to be incurred in compliance with such request;
     (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and provision of security or indemnity; and
     (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Notes outstanding.
     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
     Section 6.08. Rights of Holders to Receive Principal and Interest. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective Payment Dates expressed in the Notes, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired of affected without the consent of such Holder.
     Section 6.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 6.10. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the trustee hereunder) and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor, their respective creditors or their respective properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06. Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 6.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 6.12. Control by Holders. The Holders of a majority in principal amount of the Outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of the Holders if such request or direction conflicts with any law or with this Indenture or, subject to Section 7.01, if the Trustee determines it is unduly prejudicial to the rights of other Holders (it being understood that, subject to Sections 7.01 and 7.02, the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders) or would involve the Trustee in personal liability or expense; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such request or direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.
     Section 6.13. Waiver of Past Defaults and Events of Default. Subject to Section 6.02, the Holders of a majority in principal amount of the Outstanding Notes by written notice to the Trustee may waive an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest on a Note or (ii) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.
     Section 6.14. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 6.15. Waiver of Stay or Extension Laws. The Company and each Guarantor covenant (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Notes; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 7
Trustee and Agents
     Section 7.01. Duties of Trustee and Agents. (a) If an Event of Default has occurred and is continuing and a Responsible Officer has actual knowledge thereof, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
     (b) Except during the continuance of an Event of Default in the case of the Trustee only, (i) the Trustee and each Agent undertake to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee or any Agent; and (ii) in the absence of bad faith on the part of the Trustee or any Agent, the Trustee or such Agent, as the case may be, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee or such Agent, as the case may be, and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee or any Agent, the Trustee or such Agent, as the case may be, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

     (c) The Trustee may not be relieved from liability for its own gross negligence, bad faith or willful misconduct, except that:
     (i) this Section 7.01(c) does not limit the effect of Section 7.01(b);
     (ii) neither the Trustee nor any Agent shall be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee or such Agent, as the case may be, was grossly negligent in ascertaining the pertinent facts; and
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.07 or exercising any trust or power conferred upon it under this Indenture.
     (d) Neither the Trustee nor any Agent shall be liable for interest on any money received by it except as each may agree in writing with the Company.
     (e) Money held in trust by the Trustee or any Agent need not be segregated from other funds except to the extent required by law.
     (f) No provision of this Indenture shall require the Trustee or any Agent to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds and/or adequate indemnity against such risk or liability is not satisfactorily assured to it.
     (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee and any Agent shall be subject to the provisions of this Section 7.01.
     Section 7.02. Rights of Trustee. (a) The Trustee and each Agent may rely upon, and shall be protected in acting or refraining from acting based upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. Neither the Trustee nor any Agent need investigate any fact or matter stated in any such document.
     (b) Before the Trustee or any Agent acts or refrains from acting, it may require an Officers’ Certificate, the written advice of a qualified tax expert or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate, the qualified tax expert’s written advice or Opinion of Counsel.
     (c) The Trustee or any Agent may act through agents and shall not be responsible for the willful misconduct or gross negligence of any agent appointed with due care.
     (d) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate of the Company (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee or any Agent by copies thereof certified by the Secretary or an Assistant Secretary (or equivalent officer) of the Company.

     (e) Neither the Trustee nor any Agent shall be under an obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee or such Agent security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred thereby.
     (f) Neither the Trustee nor any Agent shall be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.
     (g) Neither the Trustee nor any Agent shall be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that the conduct of the Trustee or any such Agent does not constitute willful misconduct, gross negligence or bad faith.
     (h) Each of the Trustee and any Agent may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
     (i) Neither the Trustee nor any Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document unless, in the case of the Trustee, requested in writing by the Holders of not less than a majority in aggregate principal amount of the Notes Outstanding; provided that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not satisfactorily assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require from the Holders indemnity satisfactory to the Trustee against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be reimbursed by the Company upon demand.
     (j) Neither the Trustee nor any Paying Agent shall be required to invest, or shall be under any liability for interest, on any moneys at any time received by it pursuant to any of the provisions of this Indenture or the Notes except as the Trustee or any Paying Agent may otherwise agree with the Company. Such moneys need not be segregated from other funds except to the extent required by mandatory provisions of law.
     (k) In no event shall the Trustee or any Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

     (l) The permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee.
     (m) The Trustee and each Agent shall accept and act upon Written Directions when given to the Trustee or such Agent, as the case may be, in the form of Facsimile Instructions. Subsequent to the transmission of a Written Direction in the form of a Facsimile Instruction, the Company agrees to transmit to the Trustee or such Agent, in a timely manner, the originally executed Written Direction if required pursuant to the Governing Documents or at the request of the Trustee or such Agent. Additionally, the Trustee and each Agent shall accept a Facsimile Signature as if each such Facsimile Signature were an original signature, if the Trustee or such Agent believes in good faith that such signature is that of the individual whose signature it purports to be.
     (n) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
     Section 7.03. Individual Rights of Trustee. The Trustee and any Paying Agent, Registrar or co-registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.
     Section 7.04. Trustee’s Disclaimer. Neither the Trustee nor any Agent shall be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.
     Section 7.05. Notice of Defaults and Events of Default. If a Default or Event of Default occurs and is continuing, and if it is known to the Responsible Officer, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after a Responsible Officer acquires actual knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice and shall be protected from withholding the notice if and so long as a committee of its Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders. For all purposes of this Indenture and the Notes, the Trustee shall not be deemed to have knowledge of a Default or Event of Default unless either (i) an attorney, authorized officer or agent of the Trustee with direct responsibility for the Indenture has actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default has been given to the Trustee by the Company or any Holder.
     Section 7.06. Compensation and Indemnity. The Company agrees to pay to the Trustee and each Agent from time to time such compensation as shall be agreed upon in writing for its services. The Trustee’s compensation shall not be limited by any law regarding compensation of a trustee of an express trust. The Company agrees to reimburse promptly the Trustee and each Agent upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s and each Agent’s agents, counsel, accountants and experts. Payments of any such expenses by the Company to the Trustee or any Agent, as the case may be, shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments, fees or other governmental charges of whatever nature (and any fines, penalties or interest related thereto) imposed or levied by or on behalf of the Cayman Islands, Brazil or any political subdivision or authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Company shall pay to the Trustee or Agent, as the case may be, such Additional Amounts as may be necessary in order that every net payment made by the Company to the Trustee and such Agent, as the case may be, after deducting or withholding for or on account of any present or future tax, penalty, fine, duty, assessment or other governmental charge imposed upon or as a result of such payment by the Cayman Islands, Brazil or any political subdivision or taxing authority thereof or therein shall not be less than the amount then due and payable to the Trustee or the Principal Paying Agent, as the case may be. The Company shall indemnify each of the Trustee and each Agent against any and all loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it without gross negligence or bad faith on its part arising out of and in connection with the administration of this Indenture, the performance of its respective duties hereunder, and the exercise of its rights hereunder including, without limitation, the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture. The Company undertakes to indemnify the Trustee and each of the Agents and their affiliates against all losses, liabilities, including any and all tax liabilities, which, for the avoidance of doubt, shall include both Brazilian and Cayman Islands taxes and associated penalties, costs, claims, actions, damages, expenses or demands which any of them may incur or which may be made against any of them as a result of or in connection with the appointment of or the exercise of the powers and duties or rights by the Trustee or any Agent or its affiliates under this Indenture except as may result from its own default, gross negligence or bad faith or that of its directors, officers or employees or any of them, or breach by it of the terms of this Indenture. The Trustee and each Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee or such Agent to so notify the Company shall not relieve the Company of its obligations hereunder. If the Trustee or Agent, as the case may be, determines in its reasonable discretion that no conflict of interest (or potential conflict of interest) exists, the Company will be entitled to participate in the Trustee’s defense of the claim or Agent’s defense of the claim, as the case may be, and the Trustee or such Agent may have separate counsel and the Company shall pay the fees and expenses of such counsel.
     To secure the payment obligations of the Company in this Section 7.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee or the Principal Paying Agent, except that held in trust to pay principal of and interest on particular Notes.

     The obligations of the Company pursuant to this Section 7.06 shall survive the payment of the Notes, resignation or removal of the Trustee or any Agent and the satisfaction and discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default or Event of Default specified in Section 6.01(h), the expenses are intended to constitute expenses of administration under any bankruptcy law.
     The Company acknowledges that none of the Trustee, the Principal Paying Agent or any other Agent makes any representations as to the interpretation or characterization of the transactions herein undertaken for tax or any other purpose, in any jurisdiction. The Company represents that it has fully satisfied itself as to any tax impact of this Indenture before agreeing to the terms herein, and is responsible for any and all federal, state, local, income, franchise, withholding, value added, sales, use, transfer, stamp or other taxes imposed by any jurisdiction in respect of this Indenture.
     The Company agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Indenture by the Trustee or any Agent.
     Section 7.07. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:
     (i) the Trustee fails to comply with Section 7.09;
     (ii) the Trustee is adjudged a bankrupt or insolvent;
     (iii) a receiver or other public officer takes charge of the Trustee or its property; or
     (iv) the Trustee otherwise becomes incapable of acting.
     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee) the Company shall promptly appoint a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.
     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     If the Trustee fails to comply with Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the Company’s obligation under Section 7.06 shall continue for the benefit of the retiring Trustee.
     Section 7.08. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business (including this transaction) or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes in the name of the successor to the Trustee; and in all such cases such adopted certificates shall have the full force of all provisions within the Notes or in this Indenture relating to the certificate of the Trustee.
     Section 7.09. Eligibility; Disqualification. The Trustee hereunder shall at all times be a corporation, bank or trust company organized and doing business under the laws of the United States or any state thereof (i) which is authorized under such laws to exercise corporate trust power, (ii) is subject to supervision or examination by governmental authorities, (iii) shall have at all times a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition and (iv) shall have its Corporate Trust Office in The City of New York. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect specified in Section 7.07.
ARTICLE 8
Discharge of Indenture; Defeasance
     Section 8.01. Discharge of Liability on Notes. (a) When (i) the Company or any Guarantor delivers to the Trustee all Outstanding Notes (other than Notes replaced pursuant to Section 2.08) for cancellation or (ii) all Outstanding Notes have become due and payable and the Company or any Guarantor deposits in trust, for the benefit of the Holders, with the Trustee finally collected funds sufficient to pay at Maturity all Outstanding Notes and interest thereon (other than Notes replaced pursuant to Section 2.08 and if in any such case the Company or any Guarantor pays all other sums payable hereunder by the Company or such Guarantor, then this Indenture, and the obligations of the Company and the Guarantors pursuant hereto, shall, subject to Sections 8.01(d) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company or any Guarantor accompanied by an Officers’ Certificate and an Opinion of Counsel (each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company or any Guarantor.
     (b) Subject to Sections 8.01(d), 8.02 and 8.06, the Company or any Guarantor at any time may terminate (i) all its obligations under this Indenture and the Notes (“legal defeasance option”) or (ii) its obligations under Sections 4.07, 4.08, 4.09, 5.01(iii) and 5.02 and the operation of Sections 6.01(c), 6.01(d), 6.01(e) and 6.01(j) (“covenant defeasance option”). The legal defeasance option may be exercised notwithstanding any prior exercise of the covenant defeasance option. Upon exercise by the Company or any Guarantor of the legal defeasance option or the covenant defeasance option, each Guarantor’s obligations under its Note Guaranty will terminate.
     If the legal defeasance option is exercised, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the covenant defeasance option is exercised, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(c), 6.01(d), 6.01(e) or 6.01(j).
     Upon satisfaction of the conditions set forth herein and upon request of the Company or any Guarantor, the Trustee shall acknowledge in writing the discharge of the obligations of the Company or any Guarantor hereunder except those specified in Section 8.01(c).
     (c) Notwithstanding Section 8.01(a) and Section 8.01(b), Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 4.06, 7.06, 7.07, 8.04, 8.05 and 8.06 shall survive until the Notes have been paid in full. Thereafter, the obligations of the Company or the applicable Guarantor pursuant to Sections 7.06, 7.07, 8.04 and 8.05 shall survive. Furthermore, each Guarantor’s obligations to pay fully and punctually all amounts payable by the Company or any Guarantor to the Trustee under this Indenture shall survive.
     Section 8.02. Conditions to Defeasance. The Company or any Guarantor may exercise the legal defeasance option or the covenant defeasance option only if:
     (a) the Company or any Guarantor irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (the “defeasance trust”) pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations, or a combination thereof, sufficient for the payment of principal of and interest on all the Notes to Maturity or redemption;
     (b) the Company or any Guarantor delivers to the Trustee a certificate from an internationally recognized firm of independent accountants expressing their opinion that the payments of principal of and interest on the Notes when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment and after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee shall provide cash at such times and in such amounts as shall be sufficient to pay principal of and interest on all the Notes when due at Maturity or on redemption, as the case may be;
     (c) 123 days pass after the deposit is made in accordance with the terms of Section 8.02(a) and during such 123-day period no Default or Event of Default specified in Section 6.01(h) occurs which is continuing at the end of the period;
     (d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;
     (e) the deposit does not constitute a default or event of default under any other agreement binding on the Company or any Guarantor;
     (f) the Company or any Guarantor delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is not qualified as, a regulated investment company under the U.S. Investment Company Act of 1940, as amended;
     (g) the Company or any Guarantor delivers to the Trustee an Opinion of Counsel of recognized standing with respect to Brazilian tax matters stating that, under Brazilian law, Holders (other than Brazilian persons) (1) shall not recognize income gain or loss for Brazilian tax purposes as a result of such deposit and defeasance and shall be subject to Brazilian tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (2) payments from the defeasance trust to any such Holder shall not be subject to withholding or deduction for or on account of any taxes, duties, assessments or other governmental charges under Brazilian law;
     (h) in the case of the legal defeasance option, the Company or any Guarantor delivers to the Trustee an Opinion of Counsel of recognized standing with respect to U.S. Federal income tax matters stating that (1) the Company or such Guarantor has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
     (i) in the case of the covenant defeasance option, the Company or any Guarantor delivers to the Trustee an Opinion of Counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the Holders shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
     (j) the Company or any Guarantor delivers to the Trustee an Opinion of Counsel of recognized standing with respect to Cayman Islands tax matters and Opinions of Counsel of recognized standing with respect to tax matters of any other jurisdiction in which the Company is conducting business in a manner which causes the Holders of the Notes to be liable for taxes on payments under the Notes for which they would not have been so liable but for such conduct of business in such other jurisdiction, stating that the Holders will not recognize income, gain or loss in the relevant jurisdiction as a result of such deposit and the defeasance and will be subject to taxes in the relevant jurisdiction (including any withholding taxes) on the same amount and in the same manner and at the same times as would otherwise have been the case if such deposit and defeasance had not occurred;
     (k) the Company or any Guarantor delivers to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to Trustee, to the effect that, after the passage of 123 days following the deposit, the trust funds shall not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors’ rights generally; and
     (l) the Company or any Guarantor delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.
     Before or after a deposit, the Company or any Guarantor may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.
     Section 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.02. It shall apply the deposited money and the money from U.S. Government Obligations through the Principal Paying Agent or Paying Agents and in accordance with this Indenture to the payment of principal of and interest on the Notes.
     Section 8.04. Repayment to Company. Upon termination of the trust established pursuant to Section 8.02, the Trustee and each Paying Agent shall promptly pay to the Company upon request, any excess cash or U.S. Government Obligations held by them.
     The Trustee and each Paying Agent shall pay to the Company, upon request, any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years after the due date for such payment of principal or interest, and, thereafter, the Trustee and each Paying Agent, as the case may be, shall not be liable for payment of such amounts hereunder and the Holders shall be entitled to such recovery of such amounts only from the Company.
     Section 8.05. Indemnity for U.S. Governmental Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.
     Section 8.06. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Guarantors under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company or any Guarantor has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company and the Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or such Paying Agent.
ARTICLE 9
Amendments
     Section 9.01. Without Consent of Holders. The Company and the Guarantors, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture or the Notes, without notice to or consent or vote of any Holder for the following purposes:
     (i) to cure any ambiguity, omission, defect or inconsistency;
     (ii) to add guarantees or collateral with respect to the Notes;
     (iii) to comply with Section 5.01;
     (iv) to provide for any guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any guarantee of the Notes when such release, termination or discharge is permitted by this Indenture;
     (v) to add to the covenants of the Company or the Guarantors for the benefit of the Holders;
     (vi) to surrender any right herein conferred upon the Company or the Guarantors;
     (vii) to evidence and provide for the acceptance of an appointment by a successor Trustee;
     (viii) to provide for the issuance of Additional Notes;
     (ix) to make any other change that does not materially and adversely affect the rights of any Holder or to conform this Indenture to the section “Description of Notes” in the Offering Memorandum; or
     (x) to comply with any applicable requirements of the SEC, including in connection with a required qualification of the Indenture under the Trust Indenture Act provided that, in the case of clause (i) or (ii) above, the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.
     Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of any supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.05, the Trustee shall join with the Company and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.
     Each Guarantor must consent to any amendment or supplement hereunder.
     Section 9.02. With Consent of Holders. Except as specified in Section 9.01, the Company, when authorized by a Board Resolution, the Guarantors and the Trustee, together, may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or modifying in any manner the rights of the Holders under this Indenture, and the Holders of at least a majority in principal amount of the Outstanding Notes may, except as set forth below, waive any past Default or compliance with any provision of this Indenture; provided, however, that, without the consent of each Holder affected, an amendment or waiver may not:
     (i) reduce the principal amount of or change the Stated Maturity of any payment on any Note;
     (ii) reduce the rate of any interest on any Note;
     (iii) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed;
     (iv) change the currency for payment of principal of, or interest or any Additional Amounts on, any Note;
     (v) impair the right to institute suit for the enforcement of any right to payment on or with respect to any Note;
     (vi) waive a Default or Event of Default in payment of principal of and interest on the Notes;
     (vii) reduce the principal amount of Notes whose Holders must consent to any amendment, supplement or waiver;
     (viii) make any change in this first paragraph of this Section 9.02;

     (ix) modify or change any provision of the Indenture affecting the ranking of the Notes or any Note Guaranty in a manner adverse to the Holders of the Notes; or
     (x) make any change in any Note Guaranty that would adversely affect the Noteholders.
provided that the provisions of the covenants described in Section 4.11 may, except as provided above, be amended or waived with the consent of Holders holding not less than 66 2/3% in aggregate principal amount of the Notes.
     Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.05 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.
     The Company shall mail to Holders prior written notice of any amendment or waiver proposed to be adopted under this Section 9.02.
     It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment or waiver under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment or waiver. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or waiver under this Section 9.02.
     Each Guarantor must consent to the amendment, supplement or waiver under this Section 9.02.
     Section 9.03. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of Notes shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the written notice of revocation at least one Business Day prior to the date the amendment or waiver becomes effective. After it becomes effective, an amendment or waiver shall bind every Holder.
     (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above. If a record date is fixed, then notwithstanding Section 9.03(a) those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
     Section 9.04. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Company may require the Holder to deliver the Note to the Trustee. If so instructed by the Company, the Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.
     Section 9.05. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment, waiver or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing such amendment, waiver or supplement, in addition to the documents required by Section 11.03, the Trustee shall be entitled to receive indemnity satisfactory to the Trustee and to receive, and, subject to Section 7.01, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it shall be valid and binding upon the Company in accordance with its terms.
     Section 9.06. Payment for Consent. Neither the Company nor any of its Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
ARTICLE 10
Guarantee
     Section 10.01. The Note Guaranty. Subject to the provisions of this Article, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at Stated Maturity, upon redemption, acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under the Indenture. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.
     Section 10.02. Guaranty Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

     (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise;
     (ii) any modification or amendment of or supplement to this Indenture or any Note;
     (iii) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note;
     (iv) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions; provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;
     (v) any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under the Indenture; or
     (vi) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.
     Section 10.03. Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.
     Section 10.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.
     Section 10.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation; provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.
     Section 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.
     Section 10.07. Limitation on Amount of Guaranty. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guaranty of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the laws of the Cayman Islands, Brazil, the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guaranty are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the laws of the Cayman Islands, Brazil, the United States Bankruptcy Code or any comparable provision of state law.
     Section 10.08. Execution and Delivery of Guaranty. The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Note Guaranty of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guaranty set forth in this Indenture on behalf of each Guarantor.
     Section 10.09. Release of Guaranty. The Note Guaranty of a Guarantor will terminate upon:
     (i) a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Subsidiary) otherwise permitted by this Indenture;
     (ii) if the Note Guaranty was required pursuant to the terms of this Indenture, the cessation of the circumstances requiring the Note Guaranty; or
     (iii) defeasance or discharge of the Notes, as provided in Article 8.
     Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably requested by the Company in writing in order to evidence the release of the Guarantor from its obligations under its Note Guaranty.

ARTICLE 11
Miscellaneous
     Section 11.01. Provisions of Indenture and Notes for the Sole Benefit of Parties and Holders of Notes. Nothing in this Indenture or the Notes, expressed or implied, shall give to any Person other than the parties hereto and their successors hereunder and the Holders of the Notes any benefit or any legal or equitable right, remedy or claim under this Indenture or the Notes.
     Section 11.02. Notices. Any request, demand, authorization, direction, notice, consent, waiver or other communication or document provided or permitted by this Indenture to be made upon, given, provided or furnished to, or filed with, any party to this Indenture shall, except as otherwise expressly provided herein, be in writing and shall be deemed to have been received only upon actual receipt thereof by prepaid first class mail, courier, telecopier or electronic transmission, addressed to the relevant party as follows:
To the Company and the Guarantors:
Av. Jurandir, 856, Lote 4
04072 000
São Paulo, SP
Brasil
Attention: Legal Department
Facsimile: 55-11-5582-8813
With a copy to:
Clifford Chance US LLP
31 West 52nd Street
New York, NY 10019
USA
Attention: Sara Hanks
Facsimile: 1-212-878-8014
To the Trustee, Registrar, Transfer Agent or Principal Paying Agent:
The Bank of New York
Corporate Trust Administration- Global Finance Americas
101 Barclay Street, Floor 4 East
New York, New York 10286
USA
Telephone: (212) 815-5346
Facsimile: (212) 815-5802/3
With a Copy to the Paying Agent and Transfer Agent in Luxembourg:
The Bank of New York (Luxembourg) S.A.
Aerogolf Center

1A Hoehenhof
L-1736 Senningerberg
Luxembourg
     Notices or communications to a Guarantor will be deemed given if given to the Company
     Any party by written notice to the other parties may designate additional or different addresses for subsequent notices or communications.
     Where this Indenture provides for the giving of notice to Holders, such notice shall be deemed to have been given upon (i) the mailing of first class mail, postage prepaid, of such notice to Holders of the Notes at their registered addresses as recorded in the Register; and (ii) for so long as the Notes are listed on the Euro MTF market of the Luxembourg Stock Exchange, and it is required by the rules of the Luxembourg Stock Exchange, publication of such notice to the Holders of the Notes in English in a leading newspaper having general circulation in Luxembourg or, if such publication is not practicable, in one other leading English language daily newspaper with general circulation in Europe, such newspaper being published on each Business Day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions.
     The Company shall also cause all other such publications of such notices as may be required from time to time by applicable Brazilian law, including, without limitation, those required under the applicable regulations issued by the CVM.
     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed to a Holder in the manner provided above, it is duly given, whether or not the addressee receives it.
     Section 11.03. Officers’ Certificate and Opinion of Counsel as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
     (i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.04) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.04) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Section 11.04. Statements Required in Officers’ Certificate or Opinion of Counsel. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include substantially:

     (i) a statement that each Person making or rendering such Officers’ Certificate or Opinion of Counsel has read such covenant or condition and the related definitions;
     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;
     (iii) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (iv) a statement as to whether or not, in the opinion of each such Person, such covenant or condition has been complied with.
     Section 11.05. Rules by Trustee, Registrar, Paying Agent and Transfer Agents. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, the Paying Agents and the Transfer Agents may make reasonable rules for their functions.
     Section 11.06. Currency Indemnity. U.S. Dollars are the sole currency of account and payment for all sums payable by the Company or the Guarantors under or in connection with the Notes and the Note Guarantees, including damages. Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Company or any Guarantor shall only constitute a discharge to the Company or the Guarantors, as the case may be, to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any Note, the Company and the Guarantors shall indemnify such Holder against any loss sustained by it as a result, and if the amount of U.S. Dollars so purchased is greater than the sum originally due to such Holder, such Holder shall, by accepting a Note, be deemed to have agreed to repay such excess. In any event, the Company and the Guarantors shall indemnify the recipient against the cost of making any such purchase.
     For the purposes of this Section 11.06, it shall be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the other obligations of the Company and the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.
     Section 11.07. No Recourse Against Others. No director, officer, employee or shareholder, as such, of the Company, the Guarantors or the Trustee shall have any liability for any obligations of the Company, the Guarantors or the Trustee, respectively, under this Indenture or the Notes or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.
     Section 11.08. Legal Holidays. In any case where any Interest Payment Date or Redemption Date or date of Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date or date of Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date or Redemption Date or date of Maturity, as the case may be on account of such delay.
     Section 11.09. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTES GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     Section 11.10. Consent to Jurisdiction; Waiver of Immunities. (a) Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan in The City of New York with respect to actions brought against it as a defendant in respect of any suit, action or proceeding or arbitral award arising out of or relating to this Indenture or the Notes or any transaction contemplated hereby or thereby (a “Proceeding”), and irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, to the fullest extent it may do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in any such court and any claim that any such Proceeding brought in any such court has been brought in an inconvenient forum. Each of the Company and the Guarantors irrevocably appoints National Corporate Research Limited (the “Process Agent”), with an office at 225 West 34th Street, Suite 910, New York, NY 10122, USA, as its authorized agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served in any Proceeding. If for any reason such Person shall cease to be such agent for service of process, each of the Company and the Guarantors shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within 30 days. Nothing herein shall affect the right of the Trustee, any Agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company and the Guarantors in any other court of competent jurisdiction.

     (b) Each of the Company and the Guarantors hereby irrevocably appoints the Process Agent as its agent to receive, on behalf of itself and its property, service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in such New York state or U.S. federal court sitting in the Borough of Manhattan in The City of New York. Such service shall be made by delivering by hand a copy of such process to the Company or any Guarantor, as the case may be, in care of the Process Agent at the address specified above. Each of the Company and the Guarantors hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure of the Process Agent to give notice to the Company or any Guarantor, as the case may be, or failure of the Company or any Guarantor, as the case may be, to receive notice of such service of process shall not affect in any way the validity of such service on the Process Agent, the Company or the Guarantors. As an alternative method of service, each of the Company and the Guarantors also irrevocably consents to the service of any and all process in any such Proceeding by the delivery by hand of copies of such process to the Company or Guarantor, as the case may be, at its address specified in Section 11.02 or at any other address previously furnished in writing by the Company or the Guarantors to the Trustee. Each of the Company and the Guarantors covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect during the term of the Notes, and to cause the Process Agent to continue to act as such.
     (c) Nothing in this Section 11.10 shall affect the right of any party, including the Trustee, any Agent or any Holder, to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other competent jurisdictions.
     (d) Each of the Company and the Guarantors irrevocably agrees that, in any proceedings anywhere (whether for an injunction, specific performance or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from execution of judgment shall be claimed by it or on its behalf or with respect to its assets, except to the extent required by applicable law, any such immunity being irrevocably waived, to the fullest extent permitted by applicable law. Each of the Company and the Guarantors irrevocably agrees that, where permitted by applicable law, it and its assets are, and shall be, subject to such proceedings, attachment or execution in respect of its obligations under this Indenture or the Notes.
     Section 11.11. Successors and Assigns. All covenants and agreements of the Company and the Guarantors in this Indenture, the Notes and the Note Guarantees shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors.
     Section 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     Section 11.13. Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any term or provision hereof invalid or unenforceable in any respect.
     Section 11.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     Section 11.15. Trust Indenture Act Of 1939. This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

     IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

TAM CAPITAL INC., as the Company
By:	/s/ Egberto Vieira Lima
	Name:	Egberto Vieira Lima
	Title:	Director

By:	/s/ Libano Miranda Barroso
	Name:	Libano Miranda Barroso
	Title:	Director

TAM S.A., as Guarantor
By:	/s/ Libano Miranda Barroso
	Name:	Libano Miranda Barroso
	Title:	Financial Director and Director of Relationship with Investors

By:	/s/ Marco Antonio Bologna
	Name:	Marco Antonio Bologna
	Title:	President Director

TAM LINHAS AÉREAS S.A., as Guarantor
By:	/s/ Egberto Vieira Lima
	Name:	Egberto Vieira Lima
	Title:	Director

By:	/s/ Libano Miranda Barroso
	Name:	Libano Miranda Barroso
	Title:	Director

Witnesses:

By:	/s/ Deise Dorna de Oliveira

	Name:	Deise Dorna de Oliveira
RG 15.788.348-6 / SSP-SP
CIC 082.376.888-05

By:	/s/ Sandoval Martins Pereira

	Name:	Sandoval Martins Pereira
RG 18 788 294
CPF 129 731 538.32

THE BANK OF NEW YORK, as Trustee, Registrar, Transfer Agent and Principal Paying Agent
By:	/s/ William Potes
Name:
Title:

THE BANK OF NEW YORK (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent
By:	/s/ William Potes
Name:
Title:

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)
     On the 25 day of April, 2007, before me personally came         , to me known, who, being by me duly sworn, did depose and say that William Potes is a Assistant Vice President of The Bank of New York, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.
[Notarial Seal]

/s/ Emily Fayan Notary Public
COMMISSION EXPIRES

Emily Fayan
Notary Public, State of New York
No. 01FA4737006
Qualified in King’s County
Certificate Filed in New York County
Commission Expires Dec. 31, 2009

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)
     On the 25 day of April, 2007, before me personally came         , to me known, who, being by me duly sworn, did depose and say that William Potes is a Authorized Signator of The Bank of New York (Luxembourg) S.A., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.
[Notarial Seal]

/s/ Emily Fayan Notary Public
COMMISSION EXPIRES

Emily Fayan
Notary Public, State of New York
No. 01FA4737006
Qualified in King’s County
Certificate Filed in New York County
Commission Expires Dec. 31, 2009

EXHIBIT A
FORM OF NOTE
[FACE OF NOTE]
     UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY (“DTC”), TO THE COMPANY NAMED HEREIN (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL NOTE IN WHOLE SHALL BE LIMITED TO TRANSFERS TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF THIS GLOBAL NOTE IN PART SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE AND REFERRED TO ON THE REVERSE HEREOF.
     [Include if Note is a Restricted Global Note, or a Note issued in exchange therefor, as required under this Indenture: THIS NOTE (AND RELATED NOTE GUARANTEES) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER (1) REPRESENTS THAT (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT OR (B) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT), AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE

SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN. ]
     [Include if Note is Regulation S Global Note, or a Note issued in exchange therefor, in accordance with this Indenture: “THIS NOTE (AND RELATED NOTE GUARANTEES) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
     THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DATE ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THIS NOTE.”]

TAM CAPITAL INC.
U.S.$300,000,000
7.375% Senior Guaranteed Notes Due 2017
[RESTRICTED GLOBAL NOTE]
[REGULATION S GLOBAL NOTE]
[CERTIFICATED NOTE]
Representing U.S.$
7.375% Senior Guaranteed Notes Due 2017
No. [R-1] [S-1]

CUSIP No. [144A: 87484E AA9] [Reg S: G86667 AA3]	Principal Amount
ISIN No. [144A: US87484EAA91] [Reg S: USG86667AA37]	U.S.$
Common Code [Reg S: 029842094]
     TAM CAPITAL INC., an exempted company incorporated with limited liability in the Cayman Islands (the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, U.S.$___, upon presentment and surrender of this Note on April 25, 2017 or on such date or dates as the then relevant principal sum may become payable in accordance with the provisions hereof and in the Indenture.
     Interest on the outstanding principal amount shall be borne at the rate of 7.375% per annum payable semi-annually in arrears on each April 25 and October 25 (each such date an “Interest Payment Date”), commencing on October 25, 2007, all subject to and in accordance with the terms and conditions set forth herein and in the Indenture; provided, however, that in the event that the Company shall at any time default on the payment of interest or such other amounts as any may be payable in respect of the Notes, the Company shall pay interest on overdue principal or installments of interest, to the extent lawful, at the rate borne by the Notes plus 1% per annum.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication herein has been executed by the Trustee or Authenticating Agent by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.
Dated: April 25, 2007

TAM CAPITAL INC.

By:
Name:
Title:

By:
Name:
Title:

Witnesses:

By:
Name:

By:
Name:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

By:
Name:
Title: Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]
7.375% Senior Guaranteed Notes Due 2017
TERMS AND CONDITIONS OF THE NOTES
     This Note is one of a duly authorized issue of 7.375% Senior Guaranteed Notes Due 2017 of the Company. The Notes constitute unsecured unsubordinated obligations of the Company, initially in an aggregate principal amount of U.S.$300,000,000
     1. Indenture.
     The Notes are, and shall be, issued under an Indenture, dated as of April 25, 2007 (the “Indenture”), among the Company, the Guarantors party thereto, The Bank of New York, as trustee (the “Trustee”), Registrar, Transfer Agent and Principal Paying agent (the “Principal Paying Agent”) (collectively, the “Agents” and each individually an “Agent”) and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent. The terms of the Notes include those stated in the Indenture. The Holders of the Notes shall be entitled to the benefit of, be bound by and be deemed to have notice of, all provisions of the Indenture. Reference is hereby made to the Indenture and all supplemental indentures thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, each Agent and the Holders of the Notes and the terms upon which the Notes, are, and are to be, authenticated and delivered. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. Copies of the Indenture and each Global Note shall be available for inspection at the offices of the Trustee and each Paying Agent.
     The Company may from time to time, without the consent of the Holders of the Notes, create and issue Additional Notes having the same terms and conditions as the Notes in all respects, except for issue date, issue price and the first payment of interest thereon. Additional Notes issued in this manner shall be consolidated with and shall form a single series with the previously outstanding Notes. Unless the context otherwise requires, for all purposes of the Indenture and this Note, references to the Notes include any Additional Notes actually issued.
     The Indenture imposes certain limitations on the creation of Liens by the Company or its Subsidiaries, and consolidation, merger and certain other transactions involving the Company. In addition, the Indenture requires the maintenance of insurance for the Company and its Subsidiaries, the maintenance of the existence of the Company and its Subsidiaries, the payment of certain taxes and claims and reporting requirements applicable to the Company.
     The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated April 25, 2007, between the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”). If the Exchange Offer (as defined in the Registration Rights Agreement) is not completed (or, if required, the Shelf Registration Statement (as defined in the Registration Rights Agreement) is not declared effective by the SEC) on or before October 31, 2007, the annual interest rate borne by the Notes will be increased by 0.25% per annum. This increase in the interest rate will end upon the earlier of (i) completion of the Exchange Offer, (ii) the effectiveness of the Shelf Registration Statement or (iii) the Notes being freely tradable under the Securities Act.
     The Note is one of the [Initial]1 [Additional]2 [Exchange]3 Notes referred to in the Indenture. The Notes include the Initial Notes issued on the Issue Date, any Additional Notes issued in accordance with Section 2.14 of the Indenture and any Exchange Notes issued in exchange for the Initial Notes or Additional Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes, any Additional Notes and the Exchange Notes are treated as a single class of securities under the Indenture.
     2. Principal.
     The Company promises to pay the principal of this Note on April 25, 2017.
     3. Interest.
     The Notes bear interest at the rate per annum shown above from April 25, 2007, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for, payable semi-annually in arrears on April 25 and October 25 of each year (each such date, an “Interest Payment Date”), commencing on October 25, 2007. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal or installments of interest, to the extent lawful, at the rate borne by the Notes plus 1% per annum.
     4. Method of Payment.
     Payments of interest in respect of each Note shall be made on each Interest Payment Date by the Paying Agents to the Persons shown on the Register at the close of business on the April 10 and October 10, as the case may be (each, a “Record Date”), immediately preceding such Interest Payment Date.
     Payments in respect of each Note shall be made by U.S. Dollar check drawn on a bank in The City of New York and may be mailed to the Holder of such Note at its address appearing in the Register. Upon written application by the Holder to the specified office of any Paying Agent not less than 15 days before the due date for any payment in respect of a Note, such payment may be made by wire transfer to a U.S. Dollar account maintained by the payee with a bank in The City of New York. Payment of principal in respect of each Note shall be made on any Payment Date for such principal to the Person shown on the Register at the close of business on the fifteenth day immediately preceding such Payment Date.

[1]	Include if Initial Note.

[2]	Include if Additional Note.

[3]	Include if Exchange Note.

     All payments on this Note are subject in all cases to any applicable tax or other laws and regulations, but without prejudice to the provisions of Paragraph 6 hereof. Except as provided in Section 2.08 of the Indenture, no fees or expenses shall be charged to the Holders in respect of such payments.
     If the Payment Date in respect of any Note is not a business day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding business day at such place and shall not be entitled to any further interest or other payment in respect of any such delay.
     If the amount of principal or interest which is due on the Notes is not paid in full, the Registrar shall annotate the Register with a record of the amount of interest, if any, in fact paid.
     5. Registrar, Paying Agent and Transfer Agent.
     The Trustee shall act as Registrar, Transfer Agent and Principal Paying Agent of the Notes. The Company may appoint and change any Registrar, Paying Agent or Transfer Agent in accordance with the terms of the Indenture. For so long as the Notes are listed on the Euro MTF market of the Luxembourg Stock Exchange, and such stock exchange shall so require, the Company shall maintain a Paying Agent and Transfer Agent in Luxembourg. The Bank of New York (Luxembourg) S.A. shall initially act as Paying Agent and Transfer Agent in Luxembourg.
     6. Additional Amounts.
     All payments by the Company in respect of the Notes or the Guarantors in respect of the Note Guarantees will be made free and clear of, and without withholding or deduction for, or on account of any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands or Brazil, or any authority therein or thereof or any other jurisdiction in which the Company or the Guarantors are organized, doing business or otherwise subject to the power to tax (any of the aforementioned being a “Taxing Jurisdiction”), unless the Company or the Guarantors are compelled by law to deduct or withhold such taxes, duties, assessments, or governmental charges. In such event, the Company or the Guarantors, as applicable, will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay such additional amounts as may be necessary to ensure that the net amounts receivable by Holders of Notes after such withholding or deduction shall equal the respective amounts of principal and interest which would have been receivable in respect of the Notes in the absence of such withholding or deduction (“Additional Amounts”). Notwithstanding the foregoing, no such Additional Amounts shall be payable:
     (i) to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or governmental charges in respect of such Note by reason of the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership, or a corporation) and the relevant Taxing Jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, other than the mere holding of the Note or enforcement of rights under the Indenture and the receipt of payments with respect to the Note;
     (ii) in respect of Notes surrendered or presented for payment (if surrender or presentment is required) more than 30 days after the Relevant Date except to the extent that payments under such Note would have been subject to withholdings and the Holder of such Note would have been entitled to such Additional Amounts, on surrender of such Note for payment on the last day of such period of 30 days;
     (iii) where such Additional Amount is imposed and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;
     (iv) to, or to a third party on behalf of, a Holder who is liable for such taxes, duties, assessments or other governmental charges by reason of such Holder’s failure to comply with any certification, identification, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such Holder, if (1) compliance is required by law as a precondition to, exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and (2) the Company has given the Holders at least 30 days’ notice that Holders will be required to provide such certification, identification, documentation or other requirement;
     (v) in respect of any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property or similar tax, assessment or governmental charge;
     (vi) in respect of any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal of or interest on the Note;
     (vii) in respect of any tax imposed on overall net income or any branch profits tax; or
     (viii) in respect of any combination of the above.
     No Additional Amounts shall be paid with respect to any payment on a Note to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the relevant Taxing Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interestholder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder.
     The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation. Except as specifically provided above, neither the Company nor the Guarantors shall be required to make a payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.
     In the event that Additional Amounts actually paid with respect to the Notes are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company.
     Any reference in the Indenture or the Notes to principal, interest or any other amount payable in respect of the Notes by the Company or the Note Guaranty by the Guarantors will be deemed also to refer to any Additional Amount, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this Paragraph 6.
     The foregoing obligation will survive termination or discharge of the Indenture.
     7. Open Market Purchases.
     The Company or any of its Affiliates may at any time purchase Notes in the open market or otherwise at any agreed upon price. All Notes so purchased may not be reissued or resold, except in compliance with applicable requirements or exemptions under the relevant securities laws.
     8. Redemption.
     Except as described in Section 3.01 of the Indenture and this Paragraph 8, the Notes may not be redeemed.
     (a) The Notes shall be redeemable, at the option of the Company, in whole or in part, on any Interest Payment Date prior to April 25, 2017, upon giving not less than 30 nor more than 60 days’ notice to the Holders (which notice shall be irrevocable), at a Redemption Price equal to the greater of:
          (1) 100% of the principal amount of the notes to be redeemed; and
          (2) the sum of the present values of the remaining scheduled payments of principal and interest on such notes (exclusive of interest accrued on the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points;

     plus, in either case, accrued and unpaid interest and Additional Amounts, if any, on the principal amount being redeemed to such Redemption Date.
     If as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of a Taxing Jurisdiction, or any amendment to or change in an official interpretation, administration or application of such laws, any treaties, rules, or related agreements to which a Taxing Jurisdiction is a party or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the issue date of the Notes or on or after the date a successor to the Company assumes the obligations under the Notes, (i) the Company or any successor to the Company has or will become obligated to pay Additional Amounts (as defined in Section 4.06 of the Indenture and Paragraph 5 hereof) or (ii) either of the Guarantors or any successor to the Guarantor has or will become obligated to pay Additional Amounts in excess of the Additional Amounts either such Guarantor or any such successor to the Guarantor would be obligated to pay if payments were subject to withholding or deduction at a rate of 15% or at a rate of 25% in the case that the Holder of the Notes is resident in a tax haven jurisdiction for Brazilian tax purposes (i.e., a country that does not impose any income tax or that imposes it at a maximum rate lower than 20% or where the laws impose restrictions on the disclosure of ownership composition or securities ownership) (the “Minimum Withholding Level”), as a result of the taxes, duties, assessments and other governmental charges described above, the Company or any of its successors may, at their option, redeem all, but not less than all, of the Notes, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest to the date fixed for redemption, upon publication of irrevocable notice to Holders not less than 30 days nor more than 60 days prior to the date fixed for redemption. No notice of such redemption may be given earlier than 60 days prior to the earliest date on which either (x) the Issuer or successor to the Issuer would, but for such redemption, become obligated to pay any additional amounts, or (y) in the case of payments made under the Guarantees, either Guarantor or any successor to the Guarantor would, but for such redemption, be obligated to pay the Additional Amounts in excess of the Minimum Withholding Level. For the avoidance of doubt, the Company or any successor to the Company shall not have the right to so redeem the Notes unless (a) it is obligated to pay Additional Amounts or (b) either Guarantor or any successor to the Guarantor is obliged to pay Additional Amounts which in the aggregate amount exceed the Additional Amounts payable at the Minimum Withholding Level. Notwithstanding the foregoing, the Company or any successor to the Company shall not have the right to so redeem the Notes unless it has taken reasonable measures to avoid the obligation to pay Additional Amounts. For the avoidance of doubt, reasonable measures do not include changing the jurisdiction of incorporation of the Company or any successor to the Company or the jurisdiction of incorporation of a Guarantor or any successor to the Guarantor.
     In the event that the Company or any successor elects to so redeem the Notes pursuant to Section 3.01(c) of the Indenture, it will deliver to the Trustee: (i) a certificate, signed in the name of the Company by any two of its executive officers or by its attorney-in-fact in accordance with its bylaws, stating that the Company or any successor to the Company is entitled to redeem the Notes pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Company or any successor to the Company to so redeem have occurred or been satisfied; and (ii) an Opinion of Counsel to the effect that (1) the Company or any successor to the Company has or will become obligated to pay Additional Amounts or either Guarantor or any successor to the Guarantor has or will become obligated to pay Additional Amounts in excess of the Additional Amounts payable at the Minimum Withholding Level, (2) such obligation is the result of a change in or amendment to the laws (or any rules or regulations thereunder) of a Taxing Jurisdiction, as described above, (3) the Company or any successor to the Company, or either Guarantor or any successor to the Guarantor, as the case may be cannot avoid payment of such Additional Amounts by taking reasonable measures available to it and (4) that all governmental requirements necessary for the Company to effect the redemption have been complied with.
     9. Denominations; Transfer; Exchange.
     The Notes are in registered form without coupons in minimum denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof.
     A Holder may transfer or exchange Notes in accordance with the Indenture. The Trustee, the Registrar or Transfer Agent, as the case may be, may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.
     The Trustee, the Registrar or Transfer Agent, as the case may be, need not register the transfer or exchange of any Notes selected for redemption or any Notes for a period of 15 days before a selection of Notes to be redeemed or before an Interest Payment Date.
     10. Persons Deemed Owners.
     The registered Holder of this Note may be treated as the owner thereof for all purposes.
     11. Unclaimed Money.
     Subject to applicable law, the Trustee and the Paying Agents shall pay to the Company upon request any monies held by them for the payment of principal or interest that remains unclaimed for two years, and thereafter, Holders entitled to such monies must look to the Company for payment as general creditors.
     12. Defeasance.
     Subject to the terms of the Indenture, the Company and the Guarantors at any time may terminate some or all of their obligations under the Notes, the Indenture and the Note Guarantees, as the case may be, if the Company or the Guarantors irrevocably deposit in trust with the Trustee money or U.S. Government Obligations sufficient for the payment of principal of and interest on all the Notes to Maturity or redemption. At such time, each Guarantor’s obligations under its Note Guaranty will terminate.

     13. Amendment; Waiver.
     Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any past Default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. However, subject to certain exceptions set forth in the Indenture, without the consent of each Holder of an outstanding Note affected thereby, no amendment or waiver may, among other things:
     (i) reduce the principal amount of or change the Stated Maturity of any payment on any Note;
     (ii) reduce the rate of any interest on any Note;
     (iii) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed;
     (iv) change the currency for payment of principal of, or interest or any Additional Amounts on, any Note;
     (v) impair the right to institute suit for the enforcement of any right to payment on or with respect to any Note;
     (vi) waive a Default or Event of Default in payment of principal of and interest on the Notes;
     (vii) reduce the principal amount of Notes whose Holders must consent to any amendment, supplement or waiver;
     (viii) make any change to the first paragraph of Section 9.02 of the Indenture;
     (ix) modify or change any provision of the Indenture affecting the ranking of the Notes or any Note Guaranty in a manner adverse to the Holders of the Notes; or
     (x) make any change in any Note Guaranty that would adversely affect the Noteholders.
provided that the provisions of the covenants described in Section 4.11 of the Indenture may, except as provided above, be amended or waived with the consent of Holders holding not less than 66 2/3% in aggregate principal amount of the Notes.
     The Company, the Guarantors and the Trustee may, without the consent of any Holder of the Notes, amend the Indenture or the Notes to:
     (i) to cure any ambiguity, omission, defect or inconsistency;

     (ii) to add guarantees or collateral with respect to the Notes;
     (iii) to comply with Section 5.01 of the Indenture;
     (iv) to provide for any guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any guarantee of the Notes when such release, termination or discharge is permitted by this Indenture;
     (v) to add to the covenants of the Company or the Guarantors for the benefit of the Holders;
     (vi) to surrender any right herein conferred upon the Company or the Guarantors;
     (vii) to evidence and provide for the acceptance of an appointment by a successor Trustee;
     (viii) to provide for the issuance of Additional Notes;
     (ix) to make any other change that does not materially and adversely affect the rights of any Holder or to conform this Indenture to the section “Description of Notes” in the Offering Memorandum; or
     (x) to comply with any applicable requirements of the SEC, including in connection with an required qualification of the Indenture under the Trust Indenture Act provided that, in such case, the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of Section 9.01 of the Indenture.
     Each Guarantor must consent to any amendment, supplement or waiver.
     14. Defaults and Remedies.
     An “Event of Default” occurs if:
     (i) the Company defaults in any payment of interest (including any Additional Amounts) on any Note when the same becomes due and payable, and such default continues for a period of 30 days;
     (ii) the Company defaults in the payment of the principal (including any Additional Amounts) of any Note when the same becomes due and payable upon acceleration or redemption or otherwise;
     (iii) the Company or any Guarantor fails to comply with any of its covenants or agreements in the Notes or the Indenture (other than those referred to in (i) and (ii) above), and such failure continues for 60 days after the notice specified below;
     (iv) the Company, any Guarantor or any Significant Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company, any such Guarantor or any such Significant Subsidiary (or the payment of which is guaranteed by the Company, such Guarantor or any such Significant Subsidiary) whether such Debt or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by failure to pay principal of or premium, if any, or interest on such Debt after giving effect to any grace period provided in such Debt on the date of such default (“Payment Default”) or (b) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates U.S.$50,000,000 (or the equivalent thereof at the time of determination) or more in the aggregate;
     (v) one or more final judgments or decrees for the payment of money in excess of U.S.$50,000,000 (or the equivalent thereof at the time of determination) in the aggregate are rendered against the Company, any Guarantor or any Significant Subsidiary and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (a) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 30 days following commencement of such enforcement proceedings or (b) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;
     (vi) an involuntary case or other proceeding is commenced against the Company, any Guarantor or any Significant Subsidiary with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, síndico, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company, any Guarantor or any Significant Subsidiary under the bankruptcy laws now or hereafter in effect, and such order is not being contested by the Company, any Guarantor or any Significant Subsidiary, as the case may be, in good faith, or has not been dismissed, discharged or otherwise stayed, in each case within 60 days of being made;
     (vii) the Company, any Guarantor or any Significant Subsidiary (i) commences a voluntary case or other proceeding seeking liquidation,

reorganization, concordata or other relief with respect to itself or its Debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, síndico, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Guarantor or any Significant Subsidiary or for all or substantially all of the Property of the Company, any Guarantor or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors;
     (viii) any event occurs that under the laws of the Cayman Islands, Brazil or any political subdivision thereof or any other country has substantially the same effect as any of the events referred to in any of clause (vi) or (vii);
     (ix) any Note Guaranty ceases to be in full force and effect, other than in accordance the terms of the Indenture, or a Guarantor denies or disaffirms its obligations under its Note Guaranty; or
     (x) TAM S.A. ceases to own, directly or indirectly, 100% of the outstanding share capital of the Company.
     A Default under clause (iii) above shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes notify the Company and the Guarantors of the Default and the Company does not cure such Default within the time specified after receipt of such notice.
     The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default unless either (i) an attorney, authorized officer or agent of the Trustee with direct responsibility for the Indenture has actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default has been given to the Trustee by the Company or any Holder.
     If an Event of Default (other than an Event of Default specified in clauses (vi), (vii) and (viii) above) occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare all unpaid principal of and accrued and unpaid interest on all Notes to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such amounts shall become due and payable immediately. If an Event of Default specified in clause (vi), (vii) or (viii) above occurs and is continuing, then the principal of, and accrued and unpaid interest on, all Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee indemnity reasonably satisfactory to it. Subject to such provision for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.
     At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the Holders of a majority in principal amount of the Notes by written notice to the Company and the Trustee may rescind or annul a declaration of acceleration if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all overdue interest (including any Additional Amounts) on Outstanding Notes, all unpaid principal of the Notes that has become due otherwise than by such declaration of acceleration, interest on such overdue interest (including any Additional Amounts) as provided in the Indenture and all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and (ii) all Events of Default have been cured or waived except nonpayment of principal that has become due solely because of acceleration.
     No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.
     15. Trustee Dealings with the Company.
     Subject to certain limitations imposed by the Indenture, the Trustee and any Agent or co-registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Agent, or such other agent.
     16. Governing Law.
     THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTES GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     17. No Recourse Against Others.
     No director, officer, employee or shareholder, as such, of the Company or the Trustee shall have any liability for any obligations of the Company under the Notes or any obligations of the Company or the Trustee under the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

     18. CUSIP and ISIN Numbers.
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP or ISIN numbers, as applicable, to be printed on the Notes and has directed the Trustee to use CUSIP or ISIN numbers, as applicable, in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture, which includes the form of this Note. Requests may be made to:
TAM Capital Inc.
c/o TAM S.A.
Av. Jurandir, 856, Lote 4
04072 000
São Paulo, SP
Brasil
Attention: Legal Department
Facsimile: 55-11-5582-8813

NOTATION OF GUARANTY
     For value received, each Guarantor (which term includes any successor Person under the Indenture) has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of April 25, 2007 (as amended from time to time, the “Indenture”), among the Company, the Guarantor, The Bank of New York, as Trustee, Registrar, Transfer Agent and Principal Paying Agent (collectively, the “Agents” and each individually an “Agent”) and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent, the full and punctual payment (whether at Stated Maturity, upon redemption, acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under the Indenture. The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to the guaranty and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the guaranty.

     IN WITNESS WHEREOF, each Guarantor has caused this guaranty to be duly executed.

TAM S.A.,
as Guarantor

By:
Name:
Title:

By:
Name:
Title:

TAM LINHAS AÉREAS S.A.,
as Guarantor

By:
Name:
Title:

By:
Name:
Title:

Witnesses:

By:
Name:

By:
Name:

EXHIBIT B
SUPPLEMENTAL INDENTURE
dated as of                     , ___
among
TAM CAPITAL INC.,
the [ADDITIONAL GUARANTOR(S)] Party Hereto
THE BANK OF NEW YORK
as Trustee, Registrar, Transfer Agent and Principal Paying Agent
and
THE BANK OF NEW YORK (LUXEMBOURG) S.A.,
as Luxembourg Paying Agent and Transfer Agent

7.375% Senior Guaranteed Notes Due 2017

1

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of                     , ___, among TAM Capital Inc., an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), [Additional Guarantor(s)] (each an “Undersigned”), The Bank of New York, as trustee, registrar, transfer agent and principal paying agent (the “Trustee”) and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent.
RECITALS
     WHEREAS, the Company, the Guarantors party thereto, The Bank of New York, as Trustee, Registrar, Transfer Agent and Principal Paying Agent (the “Trustee”) and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent, entered into the Indenture, dated as of April 25, 2007 (the “Indenture”), relating to the Company’s 7.375% Senior Guaranteed Notes Due 2017 (the “Notes”);
     WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company and the Guarantors agreed pursuant to the Indenture to cause any newly acquired or created Subsidiaries to provide Guarantees in certain circumstances.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:
     Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
     Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof. [Specify % to be guaranteed, if less than 100%.]
     Section 3. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
     Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.
     Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together.
     Section 6. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or the recitals contained herein.

2

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TAM CAPITAL INC.,
as the Company

By:
Name:
Title:

By:
Name:
Title:

[ADDITIONAL GUARANTOR],
as Guarantor

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK,
as Trustee, Registrar, Transfer Agent and Principal Paying Agent

By:
Name:
Title:

THE BANK OF NEW YORK (Luxembourg) S.A.,
as Luxembourg Paying Agent and Transfer Agent

By:
Name:
Title:

3

EXHIBIT C
FORM OF
TRANSFER NOTICE
     FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.

Please print or typewrite name and address, including postal zip code, of assignee this Note and all rights hereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of TAM Capital Inc. with full power of substitution in the premises.

     In connection with any transfer of this Note occurring prior to the date [which is two years after the original issue date of the Notes,]4 [which is on or prior to the 40th day after the Closing Date (as defined in the Indenture governing the Notes),]5 the undersigned confirms that:
[Check one]

☐	(a)	This Note is being transferred to a person whom the Holder reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in a transaction meeting the requirement of Rule 144A;

☐	(b)	This Note is being transferred in an offshore transaction in accordance with Rule 904 under the Securities Act;

☐	(c)	This Note is being transferred pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);

☐	(d)	This Note is being transferred pursuant to an effective registration statement under the Securities Act; or

☐	(e)	This Note is being transferred to TAM Capital Inc.,

[4]	Include in Restricted Note.

[5]	Include in Regulation S Note.

1

in each of cases (a) through (e) above, in accordance with any applicable securities laws of any State of the United States.
     If none of the foregoing boxes is checked, the Transfer Agent shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.07 of the Indenture shall have been satisfied.
Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of this instrument in every particular, without alteration, enlargement or any other change whatever.

2

EXHIBIT D
FORM OF CERTIFICATE
FOR TRANSFER FROM RESTRICTED GLOBAL
NOTE OR CERTIFICATED NOTE BEARING
A SECURITIES ACT LEGEND TO REGULATION S
GLOBAL NOTE OR CERTIFICATED NOTE
NOT BEARING A SECURITIES ACT LEGEND
The Bank of New York
101 Barclay Street, Floor 4 East
New York, New York 10286
Attn: Global Finance Americas

Re:	7.375% Senior Guaranteed Notes Due 2017 (the “Notes”)
     Reference is hereby made to the Indenture, dated April 25, 2007 (the “Indenture”), among TAM Capital Inc., the Guarantors party thereto, The Bank of New York, as Trustee, Registrar, Transfer Agent and Principal Paying Agent and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     This letter relates to U.S.$                     principal amount of Notes which are held in the form of [a beneficial interest in the Restricted Global Note with the Depositary in the name of the undersigned] [a Certificated Note bearing a Securities Act Legend].
     The undersigned has requested a transfer of such [beneficial interest] [Certificated Note] to a Person who shall take delivery thereof in the form of [a beneficial interest of equal principal amount in the Regulation S Global Note (ISIN No. USG86667AA37) to be held with [Euroclear]* [Clearstream, Luxembourg]6 (Common Code No. 029842094) through the Depositary] [a Certificated Note of equal principal amount not bearing a Securities Act Legend]. In connection with such transfer, the undersigned does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 903 or 904 of Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the undersigned further certifies that:
     (1) the offer of the Notes was not made to a U.S. Person (as defined under Regulation S);

[6]	Indicate appropriate clearing system.

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     [(2) at the time the buy order was originated, the transferee was outside the United States or the undersigned and any Person acting on behalf of the undersigned reasonably believed that the transferee was outside the United States;]7
     [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any Person acting on behalf of the undersigned knows that the transaction was prearranged with a buyer in the United States;]8
     (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;
     (4) the undersigned is not the Company, a distributor, an affiliate of either the Company or a distributor, or a Person acting on behalf of any of the foregoing; and
     (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
     This certificate and the statements contained herein are made for your benefit and for the benefit of TAM Capital Inc. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:
Dated:                     , __________
cc:     TAM Capital Inc.

[7]	Insert one of the two provisions.

[8]	Insert one of the two provisions.

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EXHIBIT E
FORM OF TRANSFER CERTIFICATE
FOR TRANSFER FROM REGULATION S GLOBAL
NOTE OR CERTIFICATED NOTE NOT BEARING
A SECURITIES ACT LEGEND TO RESTRICTED GLOBAL
NOTE OR CERTIFICATED NOTE BEARING
A SECURITIES ACT LEGEND
(PRIOR TO 40TH DAY AFTER CLOSING DATE)
The Bank of New York
101 Barclay Street, Floor 4 East
New York, New York 10286
Attn: Global Finance Americas

Re:	7.375% Senior Guaranteed Notes Due 2017 (the “Notes”)
     Reference is hereby made to the Indenture, dated April 25, 2007 (the “Indenture”), among TAM Capital Inc., the Guarantors party thereto, The Bank of New York, as Trustee, Registrar, Transfer Agent and Principal Paying Agent and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     This letter relates to U.S.$___ principal amount of Notes which are held in the form of [a beneficial interest in the Regulation S Global Note (ISIN No. USG86667AA37) with the Depositary in the name of the undersigned] [a Certificated Note not bearing the Securities Act Legend].
     The undersigned has requested a transfer of such [beneficial interest] [Certificated Note] to a Person who shall take delivery thereof in the form of [a beneficial interest in the Restricted Global Note (CUSIP No. 87484E AA9) to be held through the Depositary] [a Certificated Note bearing the Securities Act Legend]. In connection with such transfer, the undersigned does hereby confirm that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended, and accordingly, the undersigned represents that:
     (1) the Notes are being transferred to a transferee that the undersigned reasonably believes is purchasing the Notes for its own account or one or more accounts with respect to which the transferee exercises sole investment discretion; and
     (2) the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.
     This certificate and the statements contained herein are made for your benefit and for the benefit of TAM Capital Inc.

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[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:
Dated:                     , ___
cc:     TAM Capital Inc.

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EXHIBIT F
FORM OF CERTIFICATE FOR REMOVAL
OF THE SECURITIES ACT LEGEND ON A CERTIFICATED NOTE
The Bank of New York
101 Barclay Street, Floor 4 East
New York, New York 10286
Attn: Global Finance Americas

Re:	7.375% Senior Guaranteed Notes Due 2017 (the “Notes”)
     Reference is hereby made to the Indenture, dated April 25, 2007 (the “Indenture”), among TAM Capital Inc., the Guarantors party thereto, The Bank of New York, as Trustee, Registrar, Transfer Agent and Principal Paying Agent and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     This letter relates to U.S.$___ principal amount of Notes which are held in the form of [a beneficial interest in the Restricted Global Note (CUSIP No. 87484E AA9) with the Depositary] [[a] Certificated Note(s) in the name of the undersigned.]9
     The undersigned has requested for the restrictive Legend on the Certificated Note(s) to be removed.
     In connection with such transfer, the undersigned does hereby certify that such transfer has been effected only (i) in an offshore transaction in accordance with Rule 904 under the Securities Act, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (iii) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (iii) in accordance with any applicable securities laws of any State of the United States.

[9]	Indicate form in which Notes are held.

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     This certificate and the statements contained herein are made for your benefit and for the benefit of and TAM Capital Inc.

[NAME OF UNDERSIGNED]

By:
Name:
Title:
Dated:                     , ___
cc:     TAM Capital Inc.

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